EXECUTION COPY

SHARE EXCHANGE AGREEMENT

dated as of

April 5, 2012

by and among

Wizzard Software Corp.

Universal Entertainment Group Limited

Digital Entertainment International Ltd.

Beijing Dingtai Guanqun Culture Co., Ltd.

Beijing FAB Culture Co., Ltd.

Beijing FAB Digital Entertainment Products Co., Ltd.

SHARE EXCHANGE AGREEMENT                                                                                              i

RECITALS:                                                                                                                                      ii

ARTICLE I

DEFINITIONS                                                                                                  ii

ARTICLE II

ACQUISITION AND EXCHANGE OF SHARES                                         viii

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF  DIGITAL HKCO’S SHAREHOLDER REGARDING DIGITAL HKCO AND ITS SUBSIDIARIES                                                                                               x

ARTICLE IV

ADDITIONAL REPRESENTATIONS AND WARRANTIES
OF DIGITAL HKCO’S SHAREHOLDER                                                   xxii

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY         xxiv

ARTICLE VI

COVENANTS OF THE FAB PARTIES                                                    xxxi

ARTICLE VII

COVENANTS OF THE COMPANY                                                       xxxiv

ARTICLE VIII

COVENANTS OF ALL PARTIES HERETO                                           xxxvi

ARTICLE IX

CONDITIONS TO CLOSING                                                                xxxviii

ARTICLE X

RELIANCE ON REPRESENTATIONS AND WARRANTIES                   xlii

ARTICLE XI

INDEMNIFICATION                                                                                  xlii

ARTICLE XII

TERMINATION AND LIQUIDATED DAMAGES                                     xlv

ARTICLE XIII

GOVERNING LAW AND DISPUTE RESOLUTION                                xlvi

ARTICLE XIV

MISCELLANEOUS                                                                                   xlviii

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT, dated as of April 5, 2012 (this “Agreement”), is hereby entered into by and among:

(1)

Wizzard Software Corp., a company incorporated under the law of the State of Colorado with its registered office at 5001 Baum Blvd., Suite 770, Pittsburgh, PA 15213, U. S. A. (the “COMPANY”);

(2)

Universal Entertainment Group Limited, a company incorporated under the law of the British Virgin Islands with its registered office at P.O. Box 3321, Drake Chambers, Road Town, Tortola, BVI (“UEG”); UEG owns a 100% equity interest in Digital Entertainment International Ltd., and is sometimes referred to herein as “Digital HKco’s Shareholder”;

(3)

Digital Entertainment International Ltd., a company 100 % owned by UEG and incorporated under the law of Hong Kong Special Administrative Region with its registered office at Flat 2,19/F, Henan Building,90-92 Jaffe Road,Wanchai, HongKong (“DIGITAL HKco”);

(4)

Beijing Dingtai Guanqun Culture Co., Ltd., a company 100% owned by DIGITAL HKco and incorporated under the law of the People’s Republic of China (the “PRC”) with its registered office at Rm 6841, Building 3, No.3 Xijing Lu, Badachu High-tech Garden, Shijingshan District, Beijing, China (the “WFOE”);

(5)

Beijing FAB Culture Co., Ltd., a company incorporated under the law of the PRC with its registered office at Rm 5162, Building 3, No.3 Xijing Lu, Badachu High-tech Garden, Shijingshan District, Beijing, China (“FAB Culture”); and

(6)

Beijing FAB Digital Entertainment Products Co., Ltd., a company incorporated under the law of the PRC with its registered office at AA02 Oriental Plaza, Oriental Square, No.1 Dong Chang’an Street, Dongcheng District, Beijing (“FAB Digital”, and collectively with FAB Culture, the “VIE Entities”).

Under this Agreement, UEG, DIGITAL HKco, the WFOE and the VIE Entities shall be referred to as the “FAB Parties”; DIGITAL HKco,  the WFOE and the VIE Entities shall be referred to as the “FAB Companies”; the WFOE and the VIE Entities shall be referred to as the “PRC Entities”; and the COMPANY and the FAB Parties shall be referred to collectively as the “Parties” and each individually as a “Party”.  The principal shareholder of UEG is Zhang Hongcheng, a PRC citizen (“Mr. Zhang”).

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RECITALS:

WHEREAS, Digital HKco’s Shareholder owns 100% of the issued and outstanding shares of capital stock of DIGITAL HKco (the “DIGITAL HKco Shares”), free and clear of any Liens;

WHEREAS, DIGITAL HKco directly holds 100% of the issued and outstanding shares of capital stock of the WFOE;

WHEREAS, the WFOE is a party to VIE Contracts with respect to the management and financials of the VIE Entities, FAB Culture and FAB Digital, and collectively, the WFOE and the VIE Entities, sometimes referred to as the “Subsidiaries”, conduct the operations of the wholesale, retail and mobile distribution and sale of media products business (the “Business”) in the PRC;

WHEREAS, the COMPANY is a company with its shares listed on the NYSE Amex trading under the ticker symbol of “WZE”;

WHEREAS, the COMPANY desires to acquire 100% of the DIGITAL HKco Shares in accordance with and subject to the terms and conditions of this Agreement for the consideration described herein (the “Transaction”);

WHEREAS, both the COMPANY and the FAB Parties believe it would be strategically advantageous and wish to combine their respective businesses to create a global digital media distribution conglomerate (the “Business Combination”);

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1.

Definitions.  The following terms, as used herein, have the following meanings:

“Action” means any action, suit, investigation, hearing or proceeding, including any audit for taxes or otherwise.

“Additional Agreements” means any other agreements, exhibits and/or instruments that all Parties hereto agree to enter into to effect the Transaction contemplated in this Agreement.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person.  With respect to any

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natural person, the term Affiliate shall also include any member of said person’s immediate family, any family limited partnership, limited liability company or other entity in which said person owns any beneficial interest and any trust, voting or otherwise, of which said person is a trustee or of which said person or any of said person’s immediate family is a beneficiary.

“Agreement” means this Share Exchange Agreement.

“Authority” shall mean any governmental, regulatory or administrative body, agency or authority, any stock exchange, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

“Basket” has the meaning set forth in Section 11.5.

“Board of Directors” means the board of directors of the COMPANY, which after the Closing shall be constituted in accordance with Section 8.3.

“Books and Records” of any Person means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by such Person and its Subsidiaries or in which such Person’s or any Subsidiaries’ assets, business, or transactions are otherwise reflected.

“Business” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or legal holiday on which commercial banking institutions in either Beijing or New York are not open for business.

“Ceiling” has the meaning set forth in Section 11.5.

“Charter Documents” has the meaning set forth in Section 3.3.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” has the meaning set forth in Section 3.16(b)(viii).

“Company” has the meaning set forth in the Preamble.

“COMPANY Common Shares” means the common stock, US $0.001 par value per share, of the COMPANY.

“Company Consent” has the meaning set forth in Section 5.7.

“Company Employment Agreements” has the meaning set forth in Section 5.13.

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“Company Financial Statements” has the meaning set forth in Section 5.8.

“Company Leases” has the meaning set forth in Section 5.12.

“Company Owned Intellectual Property” has the meaning set forth in Section 5.10(a).

“Company Permits” has the meaning set forth in Section 5.12.

“Consideration” has the meaning set forth in Section 2.3(b).

“Convertible Preferred Shares” has the meaning set forth in Section 2.3(b).

“Core Employee” means any management employee with a position of department manager or above.

“DIGITAL HKco” has the meaning set forth in the Preamble.

“DIGITAL HKco Shares” has the meaning set forth in Section 2.1.

“Digital HKco’s Shareholder” has the meaning set forth in the Preamble.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Act Filings” means filings under the Exchange Act made by the COMPANY  prior to the Closing Date.

“FAB Audited Financial Statements” has the meaning set forth in Section 3.9.

“FAB Companies” has the meaning set forth in the Preamble.

“FAB Consent” has the meaning set forth in Section 3.8.

“FAB Contracts” has the meaning set forth in Section 3.16(a).

“FAB Culture” has the meaning set forth in the Preamble.

“FAB Digital” has the meaning set forth in the Preamble.

“FAB Employment Agreements” has the meaning set forth in Section 3.18.

“FAB Financial Statements” has the meaning set forth in Section 3.9.

“FAB Interim Financial Statements” has the meaning set forth in Section 3.9.

“FAB Leases” has the meaning set forth in Section 3.12.

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“FAB Owned Intellectual Property” has the meaning set forth in Section 3.14(a).

“FAB Parties” has the meaning set forth in the Preamble.

“FAB Permits” has the meaning set forth in Section 3.17.

“Financial Statement Date” has the meaning set forth in Section 3.9.

“Indebtedness” includes with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including, with respect thereto, all interest, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes, liens, mortgages or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred consideration of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under US GAAP, and (g) all guarantees by such Person.

“Indemnitee” has the meaning set forth in Section 11.1.

“Indemnifiable Loss” has the meaning set forth in Section 11.1.

“Indemnifying Party” has the meaning set forth in Section 11.1.

“Initial COMPANY Shares” has the meaning set forth in Section 2.3 (a).

“Intellectual Property” of any Person means any and all of the following: (A) patents, patent applications and statutory invention registrations; (B) trademarks, licenses, inventions, service marks, trade names, trade dress, slogans, logos and Internet domain names, including registrations and applications for registration thereof; (C) copyrights, including registrations and applications for registration thereof, software and copyrightable materials; (D) trade secrets, know-how and similar confidential and proprietary information; (E) u.r.l.s, Internet domain names and websites; and (F) any other type of intellectual property right in each case which is owned or filed by such Person (or in the case of DIGITAL HKco, by Digital HKco’s Shareholder with respect to DIGITAL HKco) or any of such Person’s Subsidiaries whether registered or unregistered or domestic or foreign.

“Knowledge” any Person means, with respect to any matter in question, the actual knowledge of any executive officer of such Person after reasonable inquiry.

v

“Law” means, with respect to any Person, any national, provincial or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, including any agreement to give any of the foregoing and any conditional sale agreement and including any voting agreement or proxy with respect thereto.

“Lock-Up Agreements” means each of the Lock-Up Agreements between the COMPANY and Digital HKco’s Shareholder or its relevant designees restricting the transfer of certain of the COMPANY Common Shares received as Consideration in the Transaction, in the form attached as Exhibit E to this Agreement.

“Material Adverse Change” with respect to any Person means a material adverse change in the business, assets, condition (financial or otherwise), liabilities or results of operations of such Person and its Subsidiaries taken as a whole; provided, however, without prejudicing whether any other matter qualifies as a Material Adverse Change, any matter individually or in the aggregate with directly related matters involving a loss or payment in excess of US $100,000 shall constitute a Material Adverse Change.

“Material Adverse Effect” with respect to any Person means a material adverse effect on the business, assets, condition (financial or otherwise), liabilities, or results of operations of such Person and its Subsidiaries taken as a whole; provided, however, without prejudicing whether any other matter qualifies as a Material Adverse Effect, any matter individually or in the aggregate with directly related matters involving a loss or payment in excess of US $100,000 shall constitute a Material Adverse Effect.

“Mr. Zhang” has the meaning set forth in the Preamble.

“Offices” means offices, warehouses or business locations of DIGITAL HKco and its Subsidiaries.

“NYSE Amex” means New York Stock Exchange – Amex.

“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

 “Outside Closing Date” has the meaning set forth in Section 12.1.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, or a trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

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“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the Additional Agreements, excluding Hong Kong, Macau and Taiwan.

“PRC Entities” has the meaning set forth in the Preamble.

“Proceeding” has the meaning set forth in Section 3.22(b).

“Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of the use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

“Registration Rights” has the meaning set forth in Section 5.19.

“Reg. D” has the meaning set forth in Section 4.5(a).

“Reg. S” has the meaning set forth in Section 4.5 (a).

“Restructuring” means all of the transactions set forth in the Restructuring Plan attached to this Agreement as Exhibit F.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SAFE Circular 75” means the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies issued by SAFE on October 21, 2005 and its implementing rules and guidelines, or any successor rule or regulation made under PRC law.

“Schedule” means each schedule of the Disclosure Schedule to this Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any subject entity (the “subject entity”), (i) any company, partnership or other entity (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in the profits or capital of such entity are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with the US GAAP or other relevant generally accepted accounting practices, or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary.

vii

“Tangible Assets” means all tangible personal property and interests therein, including inventory, machinery, computers and accessories, furniture, office equipment, communications equipment, and other tangible property.

“Tax” has the meaning set forth in Section 3.22(c).

“Tax Liability” has the meaning set forth in Section 3.22(b).

“Tax Return” has the meaning set forth in Section 3.22(c).

“Third Party Claim” has the meaning set forth in Section 11.1.

“Transaction” has the meaning set forth in the Recitals.

“Trading Day” means any day when the NYSE Amex is open for trading.

“US GAAP” means generally accepted accounting principles, consistently applied and interpreted in the United States of America.

“VIE Contracts” means a series of VIE contracts, including the Exclusive Service Contract, the Option Contracts, the Share Pledge Contracts, Shareholders’ Voting Proxies or other applicable contracts as agreed from time to time, entered by the WFOE, FAB Culture, FAB Digital, Mr. Zhang, Wang Gang and Ma Jiliang and/or other shareholders of the VIE Entities.

“VIE Entities” has the meaning set forth in the Preamble.

“Voting Agreement” has the meaning set forth in Section 9.3(b)(v).

“WFOE” has the meaning set forth in the Preamble.

ARTICLE II

ACQUISITION AND EXCHANGE OF SHARES

2.1.

The Agreement.  Subject to the terms and conditions herein stated, the Parties hereby agree that the COMPANY shall acquire all of the issued and outstanding shares of DIGITAL HKco’s capital stock (the “Digital HKco Shares”) in exchange for the Consideration set forth in Section 2.3 below.  Digital HKco’s Shareholder agrees to sell, assign, transfer and deliver to the COMPANY on the Closing Date, and the COMPANY agrees to purchase and acquire on the Closing Date, free and clear of all Liens, the Digital HKco Shares.

2.2.

Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Kramer Levin Naftalis & Frankel LLP in New York, New York, at 10:00 AM, local time, on the second Business Day after all conditions to the Closing set forth in ARTICLE IX hereof have been satisfied or waived, or such other place, time or date as the

viii

COMPANY and Digital HKco’s Shareholder agree in writing.  The date of the Closing shall be referred to herein as the “Closing Date”.  In addition to those obligations set forth in ARTICLE VIII, at the Closing:

(a)

the COMPANY shall deliver the CONSIDERATION (as set forth in Section 2.3 below) to Digital HKco’s Shareholder to be held pursuant to the terms of the Lock-up Agreement attached as Exhibit E hereto; and

(b)

Digital HKco’s Shareholder shall deliver (or to cause to be delivered) to the COMPANY stock certificate(s) evidencing all the DIGITAL HKco Shares held by it, together with stock powers, which shall be duly stamped and shall be duly executed in favor of the COMPANY.

2.3.

The Consideration.

(a)

As a portion of the Consideration for the Digital HKco Shares, at the Closing the COMPANY shall issue and deliver such number of COMPANY Common Shares (the “Initial COMPANY Shares’) to DIGITAL HKco’s Shareholder and/or its designees, as will constitute forty-nine percent (49%) of the issued and outstanding Common Shares of the COMPANY immediately following the Closing (after giving effect to the issuance of such Initial COMPANY Shares) on a fully diluted basis.  The Initial COMPANY Shares may resold in the future under Rules 144 or 144A under the Securities Act, subject to compliance with the applicable provisions of such Rules and the applicable conditions set forth in this Agreement and the Additional Agreements.  DIGITAL HKco’s Shareholder shall execute a Voting Agreement with the COMPANY to assign voting rights with respect to the Initial Company Shares to the Board of Directors, effective as of the Closing, in the form attached as Exhibit A to this Agreement.

(b)

As another portion of the Consideration for the DIGITAL HKco Shares, at the Closing the COMPANY shall issue and deliver certain shares of the Company’s convertible preferred stock (the “Convertible Preferred Shares”) to DIGITAL HKco’s Shareholder and/or its designees, convertible into COMPANY Common Shares in accordance with the schedule and conditions set forth in the Certificate of Designations of Convertible Preferred Stock,  in the form attached as Exhibit B to this Agreement, in such number that full conversion thereof in the next 18 months after the Closing in accordance with the Certificate of Designations of Convertible Preferred Stock would bring the ownership position in the COMPANY of DIGITAL HKco’s Shareholder and its designees to seventy-eight percent (78%) of the issued and outstanding Common Shares immediately following the Closing (after giving effect to the issuance of the Initial COMPANY Shares and the issuance and conversion of the Convertible Preferred Shares) on a fully diluted basis.  The Convertible Preferred Shares, together with the Initial COMPANY Shares, shall be collectively referred to as the “CONSIDERATION”. Subject to the conditions and terms in this Agreement and the Additional Agreements, all the Initial COMPANY Shares and Convertible Preferred Shares (and any additional COMPANY Common Shares issuable upon conversion of the Convertible Preferred Shares, if, as and when so issued) will be duly authorized, validly issued, fully paid and nonassessable.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
DIGITAL HKCO’S SHAREHOLDER REGARDING
DIGITAL HKCO AND ITS SUBSIDIARIES

DIGITAL HKco’s Shareholder hereby represents and warrants to the COMPANY as follows, except as set forth in the Schedules to this Agreement:

3.1.

Corporate Existence and Power.  Each of DIGITAL HKco and each of its Subsidiaries is duly formed, validly existing and in good standing under and by virtue of the Laws of the jurisdiction of its organization, and has all power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as now conducted, except as explicitly set forth in this Agreement.  Neither DIGITAL HKco nor any of its Subsidiaries has taken any action, adopted any plan, or made any agreement in respect of any transaction, consolidation, sale of all or substantially all of its respective assets, reorganization, recapitalization, dissolution or liquidation.

3.2.

Corporate Authorization.  The execution, delivery and performance by each of the FAB Parties of this Agreement and each of the Additional Agreements to which any of the FAB Parties are named as a party and the consummation by the FAB Parties of the transactions contemplated hereby and thereby are within the corporate or other power (as the case may be) of the FAB Parties party thereto and have been duly authorized by all necessary action on the part of the FAB Parties party thereto.  This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements will constitute, a valid and legally binding agreement of the FAB Parties party thereto, enforceable against such FAB Parties in accordance with their respective terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors, or (ii) rules of Laws governing specific performance, injunctive relief or other equitable remedies.

3.3.

Charter Documents; Legality.  The FAB Companies have heretofore made available to the COMPANY true and complete copies of their respective certificates of incorporation, articles of association, bylaws, operating agreements or other comparable organizational documents, if applicable (“Charter Documents”), as in effect or constituted on the date hereof.  The execution, delivery, and performance by the FAB Parties of this Agreement and any Additional Agreement to which they are parties has not violated and will not violate, and the consummation of the transactions contemplated hereby or thereby will not violate, any of such Charter Documents or any Law.  No FAB Company has taken any action that is in material violation of its Charter Documents.

3.4.

Subsidiaries.  Neither DIGITAL HKco nor any of its Subsidiaries is a party to any agreement relating to the formation of any joint venture, association or other Person.  (i) Schedule 3.4 discloses all of the outstanding shares of such Subsidiaries, which are validly issued, fully paid and non-assessable and are held free and clear of any Liens, except as indicated in Schedule 3.4; (ii) there are no consignments, contracts and/or equity transfer arrangements,

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options, warrants or other contractual rights or arrangements outstanding which give any Person the right to acquire or Control any capital stock or any substantial part of the assets of any such Subsidiary, whether or not such right is presently exercisable; and (iii) there are no contracts and/or equity transfer arrangements, options, warrants or other contractual rights (oral or written), trusts or other arrangements of any nature which give any Person the right to any stock rights or equity interests in or from any such Subsidiary.

3.5.

Capitalization and Ownership.  No Person other than Digital HKco’s Shareholder owns any securities of DIGITAL HKco, and except as set forth on Schedule 3.5, no Person other than Digital HKco’s Shareholder or direct or indirect Subsidiaries thereof owns any securities of any other FAB Companies.  There is no contract that requires or under any circumstance would require DIGITAL HKco or any of  its Subsidiaries to issue, or grant any right to acquire, any securities of DIGITAL HKco or any of its Subsidiaries, or any security or instrument exercisable or exchangeable for or convertible into, the capital stock or membership interest of DIGITAL HKco or any of its Subsidiaries or to merge, consolidate, dissolve, liquidate, restructure, or recapitalize DIGITAL HKco or any of  its Subsidiaries except as disclosed in Schedule 3.5.  DIGITAL HKco’s Shares and the equity securities of each of its Subsidiaries (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) in the case of DIGITAL HKco’s Shares, were issued in compliance with all applicable Laws, and in the case of each of its Subsidiaries, were issued in compliance with all applicable Laws in all material respects.

3.6.

Affiliates.  With respect to related party transactions, Schedule 3.6 lists each material contract, arrangement, or understanding between any of the FAB Companies and any Affiliate of the FAB Companies.  Except as disclosed in Schedule 3.6, none of the Affiliates of the FAB Parties (i) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including Intellectual Property rights) that DIGITAL HKco or any of its Subsidiaries uses or the use of which is necessary for the conduct of the Business, or (ii) has engaged in any material transaction with DIGITAL HKco or any of its Subsidiaries.

3.7.

Assumed Names.  Schedule 3.7 is a complete and correct list of all assumed or “doing business as” names currently or formerly used by DIGITAL HKco or any of its Subsidiaries.  Neither DIGITAL HKco nor any of its Subsidiaries has used any name other than the names listed on Schedule 3.7 to conduct its business.  DIGITAL HKco and each of its Subsidiaries have filed appropriate “doing business as” certificates in all applicable jurisdictions where material.

3.8.

Consents.  The contracts listed on Schedule 3.8 are the only on-going material agreements, commitments, arrangements, contracts or other instruments binding upon DIGITAL HKco, any of its Subsidiaries or any of their respective properties requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery or performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “FAB Consent”) except where the failure to obtain the same would not have a Material Adverse Effect on DIGITAL HKco.

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3.9.

Financial Statements.  DIGITAL HKco has delivered to the COMPANY its audited consolidated financial statements as of September 30, 2011, and 2010, respectively, and for the fiscal years ending September 30, 2011, 2010 and 2009, respectively (the “FAB Audited Financial Statements”), and its unaudited consolidated financial statements as of December 31, 2011 and for the quarter ending December 31, 2011 (the “FAB Interim Financial Statements”, and together with the FAB Audited Financial Statements, the “FAB Financial Statements’). The FAB Financial Statements have been prepared in accordance with US GAAP applied on a consistent basis throughout the periods indicated, except that the FAB Interim Financial Statements may not contain all footnotes or year-end adjustments required by US GAAP.  All appropriate audit adjustments  as of September 30, 2011 and for the fiscal year ending September 30, 2011, and all appropriate interim period adjustments as of March 31, 2012 and for the quarter ending March 31, 2012, have been or are being recorded in the general ledgers(s) of the FAB Companies so that such general ledger(s) will agree in all material respects with the year-to-date unaudited financial statements of DIGITAL HKco and its Subsidiaries prepared in accordance with GAAP as of the dates and for the periods indicated.  The FAB Financial Statements fairly present in all material respects the financial condition and operating results of DIGITAL HKco and its Subsidiaries (including the WFOE and the VIE Entities) as of the dates, and for the periods, indicated therein, including normal audit adjustments to the Interim Financial Statements in accordance with US GAAP.  Except as set forth in the FAB Financial Statements, DIGITAL HKco and its Subsidiaries have no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to December 31, 2011 (the “Financial Statement Date”) and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under US GAAP to be reflected in the FAB Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of DIGITAL HKco and the Subsidiaries taken as a whole.  Except as disclosed in the FAB Financial Statements, neither DIGITAL HKco nor any of its Subsidiaries is a guarantor or indemnitor of any material indebtedness of any other person, firm or corporation.  DIGITAL HKco and its Subsidiaries maintain a standard system of accounting established and administered in accordance with US GAAP.

3.10.

Books and Records.

(a)

The Books and Records relating to DIGITAL HKco and its Subsidiaries accurately and fairly in all material respects, in reasonable detail, reflect DIGITAL HKco’s and any of its Subsidiaries’ transactions and dispositions of assets.  DIGITAL HKco and each of its Subsidiaries maintain a system of internal accounting controls to procure:

(i)

transactions are executed in accordance with management’s authorization;

(ii)

access to assets is permitted only in accordance with management’s authorization; and

(iii)

recorded assets are compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

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(b)

DIGITAL HKco and its Subsidiaries have heretofore made all of their material Books and Records available to the COMPANY for its inspection and have heretofore delivered to the COMPANY complete and accurate copies of documents with respect to its DIGITAL HKco and its Subsidiaries referred to in the Schedules or as the COMPANY otherwise has requested.

3.11.

Absence of Certain Changes.

(a)

Except as set forth in Schedule 3.11(a), since September 30, 2011, each of DIGITAL HKco and each of its Subsidiaries has conducted its respective business in the ordinary course of business in all material respects, and with respect to DIGITAL HKco and its Subsidiaries, other than in the ordinary course of business, there has not been:

(i)

any material capital expenditure except in the ordinary course of business consistent with past practice (including with respect to kind and amount);

(ii)

any sale, lease, license or other disposition of any of its material assets except (i) pursuant to existing contracts or commitments disclosed in the Schedules hereto and (ii) sales of products or inventory in the ordinary course of business consistent with past practice;

(iii)

acceptance of any returns except in the ordinary course of business, consistent with past practice (including with respect to kind and amount);

(iv)

the incurrence of material Liens on any of its assets;

(v)

any consolidation with or acquisition of any other Person;

(vi)

any change in its accounting principles or methods;

(vii)

any change in location where it conducts business;

(viii)

any extension of any loans, other than travel or other expense advances to employees in the ordinary course of business consistent with past practice, exceeding US $5,000 individually or US $25,000 in the aggregate;

(ix)

any dividend or distribution to the shareholders; or

(x)

any agreement to do any of the foregoing.

(b)

Except as set forth on Schedule 3.11(b), since September 30, 2011, through and including the date of this Agreement, neither DIGITAL HKco nor any of its Subsidiaries has taken any action that would have violated any covenants of the FAB Parties set forth in ARTICLE VI hereof.

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3.12.

Real Property.

(a)

Each FAB Company has good title, free and clear of any Lien, to each parcel of Real Property owned by it, including the Real Property reflected in the FAB Financial Statements, except as would not be material in amount or effect.

(b)

Excepted as indicated in Schedule 3.12, the use and operation of any such Real Property or real property lease (the “FAB Leases”) by DIGITAL HKco or its Subsidiaries are in full compliance in all material respects with covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting such Real Property and, effective as of the Closing, each of DIGITAL HKco and its Subsidiaries shall have the right under all Laws to continue the use and operation of such Real Property in the conduct of their businesses. Neither DIGITAL HKco nor any of its Subsidiaries has breached or violated or is in default under any of the FAB Leases, the breach or violation of which could individually or in the aggregate have a Material Adverse Effect, and no notice from any Person has been received by DIGITAL HKco or any of its Subsidiaries or served upon DIGITAL HKco, any of its Subsidiaries or Digital HKco’s Shareholder claiming any violation of any FAB Lease.

3.13.

Tangible Property.

(a)

Each material piece of Tangible Assets owned by DIGITAL HKco or any of its Subsidiaries, in all material respects, is in operating condition and repair and functions in accordance with its intended use (ordinary wear and tear excepted), has been properly maintained, and is suitable for its present uses.

(b)

DIGITAL HKco or its Subsidiaries have, and upon consummation of the transactions contemplated hereby and in the Additional Agreements will continue to have, good, valid and marketable title in and to each material piece of such Tangible Assets free and clear of all Liens, except as would not be material in amount or effect.

(c)

DIGITAL HKco and each of its Subsidiaries has good title to, or valid leasehold or license interest in, all its respective properties and assets (whether tangible or intangible), free and clear of all Liens, except as would not be material in amount or effect.  The personal and other properties and assets owned by DIGITAL HKco or any of  its Subsidiaries or leased or licensed by DIGITAL HKco or any of  its Subsidiaries from a third party constitute all such material properties and assets used in and necessary to the Business as presently conducted.

(d)

Other than those possessed by employees of DIGITAL HKco or its Subsidiaries as disclosed in Schedule 3.13(d), all Tangible Assets with a purchase invoice amount above US$5,000 are located at the Offices.

3.14.

Intellectual Property.

(a)

Schedule 3.14(a) sets forth a true and complete list of all Intellectual Property rights owned by DIGITAL HKco or any of  its Subsidiaries (the “FAB Owned Intellectual Property”).

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(b)

Except as indicated in Schedule 3.14(b), the FAB Owned Intellectual Property, together with the licensed intellectual property rights which DIGITAL HKco and its Subsidiaries can obtain from the public market without substantial difficulties, constitute all the material Intellectual Property necessary to, or used or held for use in, the conduct of the Business of DIGITAL HKco and its Subsidiaries as currently conducted.  The consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any material FAB Owned Intellectual Property.

(c)

To the Knowledge of Digital HKco’s Shareholder, neither DIGITAL HKco’s nor any of its Subsidiaries’ ownership and use in the ordinary course of the FAB Owned Intellectual Property infringes upon or misappropriates in any material respect valid Intellectual Property rights, privacy rights or other right of any third party.  There is no Proceeding (as defined below) pending against, or, to the Knowledge of Digital HKco’s Shareholder, threatened against or affecting, DIGITAL HKco, any of its Subsidiaries, or any present or former officer, director or employee of DIGITAL HKco or any of its Subsidiaries in their capacity as such (i) based upon, or challenging or seeking to deny or restrict, the rights of DIGITAL HKco or any of  its Subsidiaries in any of the FAB Owned Intellectual Property, (ii) alleging that the use of the FAB Owned Intellectual Property or any services provided, processes used or products manufactured, used, imported or sold by DIGITAL HKco or any of  its Subsidiaries do or may conflict with, misappropriate, infringe or otherwise violate any Intellectual Property of any third party or (iii) alleging that DIGITAL HKco or any of  its Subsidiaries have infringed, misappropriated or otherwise violated any Intellectual Property of any third party.  None of DIGITAL HKco and any of its Subsidiaries have received from any third person an offer to license any Intellectual Property rights of such third person.

(d)

Except as set forth in Schedule 3.14(d), DIGITAL HKco or any of its Subsidiaries are entitled to use the material FAB Owned Intellectual Property in the ordinary course. DIGITAL HKco and its Subsidiaries hold all right, title and interest in and to all material FAB Owned Intellectual Property, free and clear of any Lien.  In each case where a material patent or patent application, trademark registration or trademark application, service mark registration or service mark application, or copyright registration or copyright application included in the FAB Owned Intellectual Property is held by assignment, the assignment has been duly recorded with the Authority from which the patent or registration issued or before which the application or application for registration is pending. To the Knowledge of Digital HKco’s Shareholder, DIGITAL HKco and its Subsidiaries have taken all actions necessary to maintain and protect in all material respects the material FAB Owned Intellectual Property, including payment of applicable maintenance fees and filing of applicable statements of use.

(e)

To the Knowledge of Digital HKco’s Shareholder, no Person has infringed, misappropriated or otherwise violated any FAB Owned Intellectual Property.  DIGITAL HKco and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all confidential FAB Owned Intellectual Property.  To the Knowledge of Digital HKco’s Shareholder, none of the Intellectual Property of DIGITAL HKco or any of its Subsidiaries that is material to the business or operation of DIGITAL HKco or any of  its Subsidiaries and the value of which to DIGITAL HKco or any of its Subsidiaries is contingent upon maintaining the confidentiality

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thereof, has been disclosed other than to employees, representatives and agents of DIGITAL HKco or any of its Subsidiaries, all of whom are bound by written confidentiality agreements substantially in the form previously disclosed to the COMPANY.

3.15.

Litigation.  Except as set forth in Schedule 3.15, there is no material Action pending against, or to the Knowledge of DIGITAL HKco or any of its Subsidiaries, threatened against or affecting, DIGITAL HKco or any of its Subsidiaries, any of their respective officers or directors in their capacity as such, or the business of DIGITAL HKco or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby and in the Additional Agreements.  Except as set forth in Schedule 3.15, there are no outstanding judgments against DIGITAL HKco or any of its Subsidiaries, or any of their respective officers or directors in their capacity as such.  Neither DIGITAL HKco nor any of its Subsidiaries is now, nor has it been in the past five years, subject to any proceeding with the Federal Trade Commission or the Equal Employment Opportunity Commission or any comparable body of any state or political subdivision in China.

3.16.

Contracts.

(a)

Each material contract to which DIGITAL HKco or any of  its Subsidiaries is a party (each, a “FAB Contract”) is a valid and binding agreement, and is in full force and effect, and neither DIGITAL HKco nor any of its Subsidiaries, as applicable, nor, to the Knowledge of Digital HKco’s Shareholder, or any of its Subsidiaries, any other party thereto, is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such valid and binding material FAB Contract.  Neither DIGITAL HKco nor any of its Subsidiaries has assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any FAB Contracts, or granted any power of attorney with respect thereto.  DIGITAL HKco and its Subsidiaries have given to COMPANY a list of each material valid and binding FAB Contract with a contract value (over the course of a single year) higher than US$100,000.

(b)

Schedule 3.16(b) lists each material valid and binding FAB Contract (other than the FAB Charter Documents) of DIGITAL HKco and each of its Subsidiaries, including:

(i)

any material sales, distribution or other similar FAB Contract providing for the sale by DIGITAL HKco or any of  its Subsidiaries of materials, supplies, goods, services, equipment or other assets;

(ii)

any FAB Contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for either 1) annual payments by DIGITAL HKco and its Subsidiaries of US $100,000 or more or 2) aggregate payments by DIGITAL HKco and its Subsidiaries of US $100,000 or more;

(iii)

any lease of material Real Property;

(iv)

any material partnership, joint venture or other similar FAB Contract;

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(v)

any FAB Contract creating or granting a material Lien (including Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices);

(vi)

any FAB Contract that 3) grants any material exclusive license, exclusive supply or exclusive distribution rights or other exclusive rights, or 4) contains any provision that requires the purchase of all or any material portion of DIGITAL HKco’s or any of its Subsidiaries’ requirements from a given third party, or any other similar provision;

(vii)

any FAB Contract entered into in the last three years in connection with the settlement or other resolution of any Proceeding that 5) has any continuing material obligations, liabilities or restrictions, 6) involves any material Intellectual Property rights; or

(viii)

any other “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the United States Securities and Exchange Commission (the “Commission”), other than those agreements and arrangements described in Item 601(b)(10)(iii)) with respect to DIGITAL HKco and its Subsidiaries, taken as whole

3.17.

Licenses and Permits.  Except as indicated in Schedule 3.17, each of DIGITAL HKco and its Subsidiaries possess all material permits necessary for the ownership and operation of their businesses (the “FAB Permits”).  True, complete and correct copies of the FAB Permits issued to DIGITAL HKco and its Subsidiaries have previously been delivered to the COMPANY.  Except as indicated in Schedule 3.17, such FAB Permits are valid and in full force and effect and, assuming the related FAB Consents, if any, have been obtained or waived prior to the Closing Date, none of the FAB Permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby, except as would not be material in amount or effect.  Except as indicated in Schedule 3.17, DIGITAL HKco or any of its Subsidiaries has all FAB Permits necessary to operate the Business other than those FAB Permits whose absence individually or in the aggregate would not cause a Material Adverse Effect on DIGITAL HKco.

3.18.

Employment Contracts  The executive officers of DIGITAL HKco and its Subsidiaries have entered into employment agreements, including customary confidentiality clauses, non-competition clauses and Intellectual Property assignment clauses, with DIGITAL HKco or any of its Subsidiaries (the “FAB Employment Agreements”), the terms and conditions of which provide that such executive officers shall keep confidential information of the PRC Entities during the employment period and after the employment period, such executive officers shall not directly or indirectly compete with the Business of the PRC Entities during the employment period and within two (2) years after the employment period, and all Intellectual Property developed by such executive officers during the employment period shall be owned by the PRC Entities.

3.19.

Compliance with Labor Laws and Agreements.  DIGITAL HKco and each of its Subsidiaries have complied with all applicable Laws and Orders relating to

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employment or labor other than those Laws and Orders with which it could fail to comply, either individually or in the aggregate, without causing a Material Adverse Effect.  Except as indicated in Schedule 3.19, no present or former employee, officer or director of DIGITAL HKco or any of its Subsidiaries has asserted against them any material claim for any matter including for wages, salary, vacation, severance, or sick pay except for the same incurred in the ordinary course of business for the last payroll period prior to the Closing Date.  There is no:

(a)

unfair labor practice complaint against DIGITAL HKco or any of  its Subsidiaries pending before the labor Authority;

(b)

pending labor strike or other material labor trouble affecting DIGITAL HKco or any of its Subsidiaries;

(c)

material labor grievance pending against DIGITAL HKco or any of its Subsidiaries;

(d)

pending representation question respecting the employees of DIGITAL HKco or any of its Subsidiaries; or

(e)

pending arbitration proceeding arising out of or under any collective bargaining agreement to which DIGITAL HKco or any of its Subsidiaries are a party.

In addition, to the Knowledge of Digital HKco’s Shareholder: (i) none of the matters specified in Sections (a) through (e) above is threatened against DIGITAL HKco or any of its Subsidiaries; (ii) no union organizing activities have taken place with respect to DIGITAL HKco or any of its Subsidiaries; and (iii) no reasonable basis exists for which a material claim may be made under any collective bargaining agreement to which DIGITAL HKco or any of its Subsidiaries are a party.

3.20.

Employment Matters.

(a)

Schedule 3.20 contains a summary of the salaries, bonus and other compensation of officers of DIGITAL HKco and its Subsidiaries for the fiscal years 2010 and 2011.  The FAB Financial Statements contain an accurate and complete list in all material respects of each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom equity, option, equity purchase, equity appreciation right or severance plan of DIGITAL HKco now in effect or under which DIGITAL HKco has or might have any material obligation to any director or officer, or any material understanding between DIGITAL HKco and any employee concerning the terms of such employee’s employment that does not apply to its employees generally.

(b)

Except as indicated in Schedule 3.20, the PRC Entities have paid the social insurance and housing fund in full in accordance with applicable Laws in all material respects.

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3.21.

VIE Contracts.

(a)

Each of the VIE Contracts has been duly authorized and approved by all necessary corporate action of, and is in full force and effect and constitutes the valid and binding legal obligation of, the parties thereto.

(b)

Each of the FAB Companies [and the other parties thereto], as the case may be, have the legal right, power and authority (corporate and other) to enter into and perform its or his or her obligations under each VIE Contract to which it or he or she is a party and has taken all necessary action (corporate and other) to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each VIE Contract to which it or he or she is a party.

(c)

Each VIE Contract constitutes a valid and legally binding obligation of [the parties named therein] enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)

The execution and delivery by each party named in each VIE Contract, and the performance by such party of its obligations thereunder and the consummation by it of the transactions contemplated therein shall not (i) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any provision of its constitutional documents as in effect at the date hereof, any applicable Laws, or any material contract to which any FAB Company is a party or by which any FAB Company is bound, (b) accelerate, or constitute an event entitling any Person to accelerate, the maturity of any indebtedness or other liability of any FAB Company or to increase the rate of interest presently in effect with respect to any Indebtedness of any FAB Company, or (c) result in the creation of any lien, claim, charge or encumbrance upon any of the properties or assets of any FAB Company except as would not cause a Material Adverse Effect on DIGITAL HKco.

(e)

All material FAB Consents (if any) required in connection with the VIE Contracts have been waived or unconditionally obtained in writing, and no such consent has been withdrawn or been subject to any condition precedent which has not been fulfilled or performed.

(f)

Each VIE Contract is in full force and effect and no party to any VIE Contract is in material breach or default in the performance or observance of any of the terms or provisions of such VIE Contracts.

3.22.

Tax Matters.

(a)

Compliance Generally.  Where required by Laws, DIGITAL HKco and  its Subsidiaries have (A) duly and timely filed all Tax Returns required to be filed after December 31, 2008 and on or prior to the Closing Date, which Tax Returns are true, correct and complete in all material

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respects, and (B) duly and timely paid all Taxes due and payable in respect of all periods after December 31, 2008 and up to and including the date which includes the Closing Date or made adequate provision in its books and records and Financial Statements in accordance with US GAAP for any such Tax which is not due on or before such time.  Prior to the Closing Date, DIGITAL HKco and its Subsidiaries shall provide the COMPANY with a schedule, which sets forth each Taxing jurisdiction in which DIGITAL HKco or its Subsidiaries have filed or are required to file Tax Returns and whether DIGITAL HKco or its Subsidiaries have filed consolidated, combined, unitary or separate income or franchise Tax Returns with respect to each such jurisdiction, and a copy of such Tax Returns as shall have been requested by the COMPANY.  Any Tax Returns of DIGITAL HKco and  its Subsidiaries filed subsequent hereto and on or prior to the Closing Date were or will be consistent with the Tax Returns furnished to the COMPANY and did not and will not make, amend or terminate any election with respect to any Tax or change any accounting method, practice or procedure.  Since December 31, 2008, DIGITAL HKco and each of its Subsidiaries have complied in all material respects with all applicable Law relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over and reported all Taxes required to be withheld or collected on or before the date hereof.

(b)

No Audit.  (A) No taxing authority has asserted any adjustment that could result in a material additional Tax for which DIGITAL HKco or any of its Subsidiaries are or may be liable or that could result in a material Lien on any of its assets which has not been fully paid or adequately provided for on the Interim Financial Statements (collectively, “Tax Liability”), or which adjustment, if asserted in another period, would result in any Tax Liability, (B) there is not pending any audit, examination, investigation, dispute, proceeding or claim (collectively, “Proceeding”) relating to any Tax Liability and, to the Knowledge of Digital HKco’s Shareholder, no taxing authority is contemplating such a Proceeding and there is no basis for any such Proceeding, (C) no statute of limitations with respect to any Tax Liability has been waived or extended (unless the period to which it has been waived or extended has expired), (D) there is no outstanding power of attorney authorizing anyone to act on behalf of DIGITAL HKco or any of  its Subsidiaries in connection with any Tax Liability, Tax Return or Proceeding relating to any Tax, (E) there is not any outstanding closing agreement, ruling request, request to consent to change a method of accounting, subpoena or request for information with or by any taxing authority with respect to DIGITAL HKco or any of its Subsidiaries, its income, assets or business, or any Tax Liability, (F) DIGITAL HKco or any of its Subsidiaries are not required to include any adjustment under Section 481 of the Code (or any corresponding provision of applicable Law) in income for any period ending after the Closing Date, (G) DIGITAL HKco and each of its Subsidiaries is not and has never been a party to any Tax sharing or Tax allocation agreement, arrangement or understanding, (H) DIGITAL HKco and each of its Subsidiaries is not and has never been included in any consolidated, combined or unitary Tax Return, (I) all taxable periods for the assessment or collection of any Tax Liability are closed by agreement or by operation of the normal statute of limitations (without extension) or will close by operation of the normal statute of limitations for such Taxes (in each case determined without regard to any omission, fraud or other special circumstance other than the timely filing of the Tax Return), and (J) no taxing authority has ever asserted that DIGITAL HKco or any of  its Subsidiaries should file a Tax Return in a jurisdiction where it does not file.

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(c)

Taxes and Tax Return Defined.  For purposes of this Agreement, “Tax” shall mean all federal, state, local and foreign tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature (including without limitation, any net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, unemployment, excise, estimated, severance, stamp, occupation, real property, personal property, intangible property, occupancy, recording, minimum, environmental and windfall profits tax), including any liability therefor as a transferee, as a result of any Tax sharing or similar agreement, together with any interest, penalty, addition to tax or additional amount imposed by any federal, state, local or foreign taxing authority.  For purposes of this Agreement, “Tax Return” includes any return, declaration, report, claim for refund or credit, information return or statement, and any amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information or schedule), filed or required to be filed with any federal, state, local or foreign governmental entity or agency in connection with the determination, assessment, collection or payment of Taxes or the administration of any laws, regulations or administrative requirements relating to Taxes.

3.23.

Business Operations.  DIGITAL HKco and its Subsidiaries own all of the material facilities, services, assets or properties necessary to operate its Business as conducted as of the date hereof and as such Business will be conducted as of the Closing.

3.24.

Powers of Attorney and Suretyships.  Neither DIGITAL HKco nor any of its Subsidiaries has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the material obligation of any Person other than DIGITAL HKco or its Subsidiaries.

3.25.

Money Laundering Laws.  The operations of DIGITAL HKco and each of its Subsidiaries are and have been conducted at all times in compliance in all material respects with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”) and no Action involving DIGITAL HKco or any of  its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of Digital HKco’s Shareholder, threatened.

3.26.

Foreign Corrupt Practices Act.  None of the FAB Companies, nor to the Knowledge of DIGITAL HKco’s Shareholder, any officer, director, agent or employee purporting to act on behalf of the FAB Companies has at any time, directly or indirectly, (i) made, provided or paid any unlawful contributions, gifts, entertainment or other unlawful expenses to any candidate for political office, or failed to disclose fully any such contributions in violation of applicable Laws, (ii) made any payment to any local, state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by Applicable Laws (including the Foreign Corrupt Practices Act of 1977, as amended), (iii) made any payment to any agent, employee, officer or director of any entity to which the FAB Companies do business for the purpose of influencing such agent, employee, officer or director to do business with the FAB Companies,

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(iv) engaged in any transactions, maintained any bank account or used any corporate funds, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the FAB Companies, (v) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (vi) made any payment in the nature of criminal bribery or any other unlawful payment.

3.27.

Insurance.  Schedule 3.27 provides a complete list, in all material respects, of each FAB Company’s insurance policies currently in effect.  No FAB Company has done or omitted to do or suffered anything to be done or not to be done other than any acts in the ordinary course of business which has or would render any material policies of insurance taken out by it or by any other person in relation to any of such FAB Company’s assets void or voidable or which would result in an increase in the rate of premiums on the said policies and there are no material claims outstanding and, to the Knowledge of Digital HKco’s Shareholder, no circumstances which would give rise to any claim under any of such policies of insurance.

3.28.

Absence of Environmental Liabilities.  At all times prior to the Closing Date, the FAB Companies have complied in all material respects with all applicable environmental and hazardous waste Laws adopted, imposed or promulgated by any governmental or regulatory entity having jurisdiction over the FAB Companies’ facilities.  All material environmental licenses, permits, clearances, covenants and authorizations material to and required for the operation of the FAB Companies’ business have been obtained and are in full force and effect.  To the knowledge of Digital HKco’s Shareholder, there is no fact or circumstance that could involve the FAB Companies in any material environmental litigation or impose any material environmental liability upon the FAB Companies.

3.29.

Interested Party Transactions.  Except as set forth in the Schedule 3.29, neither the FAB Companies, nor any shareholder, officer, director or founder of any FAB Company, nor any immediate family member of any of the foregoing, nor any Affiliate of any of the foregoing, has had, either directly or indirectly, a material interest in:  (a) any Person which purchases from or sells, licenses or furnishes to the FAB Companies any material cash, goods, property, technology, intellectual or other property rights or services related to the Business; or (b) any material contract or agreement with respect to the Business to which any FAB Company is a party or by which it may be bound or affected.  All such material contracts and agreements are in written form, copies have been made available for the COMPANY's review, and were made on terms and conditions as favorable to the FAB Companies in all material respects as would have been obtainable by it at the time in a comparable arm's-length transaction with an unrelated party.

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ARTICLE IV

ADDITIONAL REPRESENTATIONS AND WARRANTIES
OF DIGITAL HKCO’S SHAREHOLDER

Digital HKco’s Shareholder further represents to the COMPANY as follows, except as set forth in the Schedules to this Agreement:

4.1.

Ownership of Digital HKco Shares; Authority.

(a)

Digital HKco’s Shareholder has good and marketable title to the Digital HKco Shares, free and clear of any and all Liens.

(b)

Digital HKco’s Shareholder has full legal capacity, power and authority to execute and deliver this Agreement and the Additional Agreements to which it is named as a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  This Agreement and the Additional Agreements to which Digital HKco’s Shareholder is named as a party have been, or at Closing will be, duly executed and delivered by Digital HKco’s Shareholder and are, or upon their execution and delivery will be, valid and legally binding obligations of Digital HKco’s Shareholder, enforceable against Digital HKco’s Shareholder in accordance with their respective terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors, or (ii) rules of Law governing specific performance, injunctive relief or other equitable remedies.

(c)

Neither the execution and delivery by Digital HKco’s Shareholder of any or all of this Agreement and the Additional Agreements to which Digital HKco’s Shareholder is a party, nor the consummation by Digital HKco’s Shareholder of the transactions contemplated thereby, will (i) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or require any notice, consent or waiver under, any material instrument, contract, agreement or arrangement to which the Digital HKco’s Shareholder is a party or by which Digital HKco’s Shareholder is bound, or (ii) result in the imposition of any Lien upon the Digital HKco Shares.

4.2.

Approvals.  Except as contemplated by this Agreement, no material consent, approval, waiver, authorization or novation is required to be obtained by Digital HKco’s Shareholder from, and no notice or filing is required to be given by Digital HKco’s Shareholders to or made by Digital HKco’s Shareholder with, any Authority or other Person in connection with the execution, delivery and performance by Digital HKco’s Shareholder of this Agreement and each of the Additional Agreements, and the sale and transfer of the Digital HKco Shares.

4.3.

Non-Contravention.  The execution, delivery and performance by Digital HKco’s Shareholders of this Agreement and each of the Additional Agreements, and the consummation of the transactions contemplated thereby, do not and will not (a) violate any provision of the organizational documents of Digital HKco’s Shareholder, or (b) violate in any material respect or result in a material breach of or constitute a material default under any

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material Law, judgment, injunction, Order, decree or other restriction of any Authority to which Digital HKco’s Shareholder, or the Digital HKco Shares, are subject.

4.4.

Litigation and Claims.  There is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or disclosed investigation pending or, to the knowledge of Digital HKco’s Shareholder, threatened, against Digital HKco’s Shareholder and Digital HKco’s Shareholder is not subject to any Order, writ, judgment, award, injunction or decree of any Authority of competent jurisdiction or any arbitrator that, in any such case, would prevent consummation of the transactions contemplated hereby or materially impair the ability of Digital HKco’s Shareholder to perform its obligations hereunder.

4.5.

Investment Representations.

Digital HKco’s Shareholder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act (“Reg. D”), or is not a U.S. person as defined in Regulation S promulgated under the Act (“Reg S”).  Digital HKco’s Shareholder acknowledges that the COMPANY has the right to require reasonable evidence of its status as an accredited investor, if necessary. Digital HKco’s Shareholder has been given access to the COMPANY’s SEC filings, which are available at www.sec.gov, and has been given the opportunity to ask questions of and receive answers from the COMPANY’s duly authorized officers or other representatives concerning the COMPANY.  Digital HKco’s Shareholder further acknowledges that the Initial COMPANY Shares and the COMPANY Common Shares issuable upon conversion of the Convertible Preferred Shares are “restricted” securities within the meaning of Rule 144 of the SEC, and that such securities are subject to resale limitations under applicable Law, including Rule 144.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The COMPANY represents and warrants to the FAB Parties as follows, except as set forth in the Schedules to this Agreement:

5.1.

Corporate Existence and Power.  The Company and each of its Subsidiaries is duly formed, validly existing and in good standing under and by virtue of the Laws of the jurisdiction of its organization, and has all power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as now conducted, except as explicitly set forth in this Agreement.  Neither the Company nor any of its Subsidiaries has taken any action, adopted any plan, or made any agreement in respect of any transaction, consolidation, sale of all or substantially all of its respective assets, reorganization, recapitalization, dissolution or liquidation.

5.2.

Corporate Authorization.  The execution, delivery and performance by the Company of this Agreement and each of the Additional Agreements and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate

xxiv

powers of the Company and have been duly authorized by all necessary action on the part of the Company, with the exception of the approval of the Company’s shareholders.  This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements will constitute, a valid and legally binding agreement of the Company, enforceable against the Company in accordance with their respective terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors, or (ii) rules of Laws governing specific performance, injunctive relief or other equitable remedies.

5.3.

Charter Documents; Legality.  The Company has heretofore made available to the FAB Parties true and complete copies of its Charter Documents, as in effect or constituted on the date hereof.  The execution, delivery, and performance by the Company of this Agreement and all Additional Agreement has not violated and will not violate, and the consummation of the transactions contemplated hereby or thereby will not violate, any of such Charter Documents or any Law. The Company has not taken any action that is in material violation of its Charter Documents.

5.4.

Subsidiaries.  Neither the Company nor any of its Subsidiaries is a party to any agreement relating to the formation of any joint venture, association or other Person.  Schedule 5.4 discloses all of the outstanding shares of such Subsidiaries, which are validly issued, fully paid and non-assessable and are held free and clear of any Liens, except as indicated in Schedule 5.4; (ii) there are no consignments, contracts and/or equity transfer arrangements, options, warrants or other contractual rights or arrangements outstanding which give any Person the right to acquire or Control any capital stock or any substantial part of assets of any such Subsidiaries whether or not such right is presently exercisable; and (iii) there are no contracts and/or equity transfer arrangements, options, warrants or other contractual rights (oral or written), trusts or other arrangements of any nature which give any Person the right to any stock rights or equity interests in or from any such Subsidiaries.

5.5.

Capitalization and Ownership.  No Person other than the shareholders set forth in Schedule 5.5 owns 5% or more of any class of securities of the Company or any of its Subsidiaries.  There is no contract that requires or under any circumstance would require the Company or any of its Subsidiaries to issue, or grant any right to acquire, any securities of the Company or any Subsidiaries, or any security or instrument exercisable or exchangeable for or convertible into, the capital stock or membership interest of the Company or any of its Subsidiaries or to merge, consolidate, dissolve, liquidate, restructure, or recapitalize the Company or any of  its Subsidiaries except as disclosed in Schedule 5.5.  The Company Common Shares, any other securities issued by the Company and the equity securities of each of the Company’s Subsidiaries (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) in the case of the Company, were issued in compliance with all applicable Laws, and in the case of its Subsidiaries, were issued in compliance with all applicable Laws in all material respects.

5.6.

Affiliates.  With respect to related party transactions, Schedule 5.6 lists each material contract, arrangement, or understanding between the Company and any Affiliate of the Company.  Except as disclosed in Schedule 5.6, none of the Affiliates of the Company (i) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including

xxv

Intellectual Property rights) that the Company or any of its Subsidiaries uses or the use of which is necessary for the conduct of the Business, or (ii) has engaged in any material transaction with the Company or any of its Subsidiaries.

5.7.

Consents.  The contracts listed on Schedule 5.7 are the only on-going material agreements, commitments, arrangements, contracts or other instruments binding upon the Company, any of its Subsidiaries or any of their respective properties requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery or performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “COMPANY Consent”) except where the failure to obtain the same would not have a Material Adverse Effect on the Company.

5.8.

Financial Statements.  The Company has delivered to the FAB Parties its audited consolidated financial statements as of December 31, 2011 and 2010, respectively, and for the fiscal years ending December 31, 2011, 2010 and 2009, respectively (the “Company Financial Statements”).  The Company Financial Statements have been prepared in accordance with US GAAP applied on a consistent basis throughout the periods indicated above.  Additionally, all audit adjustments have been recorded in the general ledger of the Company.  The Company Financial Statements fairly present in all material respects the financial condition and operating results of the Company and its Subsidiaries as of the dates, and for the periods, indicated therein.  Except as set forth in the Company Financial Statements, the Company and its Subsidiaries have no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to the Financial Statement Date and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under US GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company or its Subsidiaries taken as a whole.  Except as disclosed in the Company Financial Statements, neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any material indebtedness of any other person, firm or corporation.  The Company and its Subsidiaries maintain a standard system of accounting established and administered in accordance with US GAAP.

5.9.

Absence of Certain Changes.

(a)

Except as set forth in Schedule 5.9(a), or as specifically set forth in the Company’s periodic reports on file with the Commission, since December 31, 2011, each of the Company and its Subsidiaries has conducted its respective business in the ordinary course of business in all material respects, and with respect to the Company and its Subsidiaries, other than in the ordinary course of business, there has not been:

(i)

any material capital expenditure except in the ordinary course of business consistent with past practice (including with respect to kind and amount);

(ii)

any sale, lease, license or other disposition of any of its material assets except (i) pursuant to existing contracts or commitments disclosed in the Schedules hereto

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and (ii) sales of products or inventory in the ordinary course of business consistent with past practice;

(iii)

acceptance of any returns except in the ordinary course of business, consistent with past practice (including with respect to kind and amount);

(iv)

the incurrence of material Liens on any of its assets;

(v)

any transaction or consolidation with or acquisition of any other Person;

(vi)

any change in its accounting principles or methods;

(vii)

any change in location where it conducts business;

(viii)

any extension of any loans, other than travel or other expense advances to employees in the ordinary course of business consistent with past practice, exceeding US $5,000 individually or US $25,000 in the aggregate;

(ix)

any dividend or distribution to the shareholders; or

(x)

any agreement to do any of the foregoing.

(b)

Except as set forth on Schedule 5.9(b), since December 31, 2011, through and including the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action nor have had any event occur that would have violated any covenants of the Company set forth in ARTICLE VII hereof.

5.10.

Intellectual Property.

(a)

Schedule 5.10(a) sets forth a true and complete list of all Intellectual Property rights owned by the Company or any of its Subsidiaries (the “Company Owned Intellectual Property”).

(b)

Except as indicated in Schedule 5.10(b), the Company Owned Intellectual Property, together with the licensed intellectual property rights which the Company and its Subsidiaries can obtain from the public market without substantial difficulties, constitute all the material Intellectual Property necessary to, or used or held for use in, the conduct of the business of the Company and its Subsidiaries as currently conducted.  The consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any material Company Owned Intellectual Property.

(c)

To the Knowledge of the Company, neither the Company’s nor any of its Subsidiaries’ ownership and use in the ordinary course of the Company Owned Intellectual Property infringes upon or misappropriates in any material respect valid Intellectual Property rights, privacy rights or other right of any third party.  There is no Proceeding (as defined below) pending against, or, to the Knowledge of the Company, threatened against or affecting, the

xxvii

Company, any of its Subsidiaries, or any present or former officer, director or employee of the Company or any of its Subsidiaries in their capacity as such (i) based upon, or challenging or seeking to deny or restrict, the rights of the Company or any of its Subsidiaries in any of the Company Owned Intellectual Property, (ii) alleging that the use of the Company Owned Intellectual Property or any services provided, processes used or products manufactured, used, imported or sold by the Company or any of  its subsidiaries do or may conflict with, misappropriate, infringe or otherwise violate any Intellectual Property of any third party or (iii) alleging that the Company or any of its Subsidiaries have infringed, misappropriated or otherwise violated any Intellectual Property of any third party.  Neither the Company nor any of its Subsidiaries have received from any third person an offer to license any Intellectual Property rights of such third person.

(d)

Except as set forth in Schedule 5.10(d), the Company or any of its Subsidiaries are entitled to use the material Company Owned Intellectual Property in the ordinary course.  The Company and its Subsidiaries hold all right, title and interest in and to all material Company Owned Intellectual Property, free and clear of any Lien.  In each case where a material patent or patent application, trademark registration or trademark application, service mark registration or service mark application, or copyright registration or copyright application included in the Company Owned Intellectual Property is held by assignment, the assignment has been duly recorded with the Authority from which the patent or registration issued or before which the application or application for registration is pending.  To the Knowledge of the Company, the Company and its Subsidiaries have taken all actions necessary to maintain and protect in all material respects the Company Owned Intellectual Property, including payment of applicable maintenance fees and filing of applicable statements of use.

(e)

To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Company Owned Intellectual Property.  The Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all confidential Company Owned Intellectual Property.  To the Knowledge of the Company, none of the Intellectual Property of the Company or any of its Subsidiaries that are material to the business or operation of the Company or any of its Subsidiaries and the value of which the Company or any of its Subsidiaries are contingent upon maintaining the confidentiality thereof, has been disclosed other than to employees, representatives and agents of the Company or any of its Subsidiaries, all of whom are bound by written confidentiality agreements substantially in the form previously disclosed to the FAB Parties.

5.11.

Litigation.  Except as set forth in Schedule 5.11, there is no material Action (or any basis therefor) pending against, or to the Knowledge of the Company or any of its Subsidiaries, threatened against or affecting, the Company or any of its Subsidiaries, any of their respective officers or directors in their capacity as such, the Company’s shareholders in their capacity as such, or the business of the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby and in the Additional Agreements. Except as set forth in Schedule 5.11, there are no outstanding judgments against the Company or any of its subsidiaries, any of their respective officers or directors in

xxviii

their capacity as such.  Neither the Company nor any of its Subsidiaries are now, nor have they been in the past five years, subject to any proceeding with the Federal Trade Commission or the Equal Employment Opportunity Commission or any comparable body of any state.

5.12.

Licenses and Permits.  Except as indicated in Schedule 5.12, each of the Company and its Subsidiaries possess all material permits necessary for the ownership and operation of their businesses (the “Company Permits”).  Except as indicated in Schedule 5.12, such Company Permits are valid and in full force and effect and, assuming the related Company Consents, if any, have been obtained or waived prior to the Closing Date, none of the Company Permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby, except as would not be material in amount or effect.  Except as indicated in Schedule 5.12, the Company or any of its Subsidiaries has all Company Permits necessary to operate its business other than those Company Permits whose absence individually or in the aggregate would not cause a Material Adverse Effect on the Company.

5.13.

Employment Contracts.  The executive officers of the Company and its Subsidiaries have entered into employment agreements including customary confidentiality clauses, non-competition clauses, and Intellectual Property assignment clauses, with the Company or any of its Subsidiaries (the “Company Employment Agreements”), the terms and conditions of which provide that such executive officers shall keep confidential of information of the Company and its Subsidiaries during the employment period and after the employment period, such executive officers shall not directly or indirectly conduct a competing business with the Company or its Subsidiaries during the employment period and within two (2) years after the employment period, all the Intellectual Property developed by such executive officers during the employment period shall be owned by the Company.

5.14.

Employment Matters.  Schedule 5.14 contains a summary of the salaries, bonus and other compensations of the Company’s officers for the fiscal years 2010 and 2011.  The Company Financial Statements contain an accurate and complete list in all material respect of each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom equity, option, equity purchase, equity appreciation right or severance plan of the Company  now in effect or under which the Company has or might have any material obligation, to any officer or director or any material understanding between the Company and any employee concerning the terms of such employee’s employment that does not apply to its employees generally.

5.15.

Tax Matters.

(a)

Compliance Generally.  Where required by Laws, the Company and its Subsidiaries have (A) duly and timely filed all Tax Returns required to be filed after December 31, 2008 and on or prior to the Closing Date, which Tax Returns are true, correct and complete in all material respects, and (B) duly and timely paid all Taxes due and payable in respect of all periods after December 31, 2008 and up to and including the date which includes the Closing Date or has made adequate provision in its books and records and Financial Statements in accordance with US GAAP for any such Tax which is not due on or before such time.  Prior to the Closing Date, the Company and its Subsidiaries shall provide the FAB Parties with a

xxix

schedule), which sets forth each Taxing jurisdiction in which the Company or its Subsidiaries have filed or are required to file Tax Returns and whether the Company or its Subsidiaries have filed consolidated, combined, unitary or separate income or franchise Tax Returns with respect to each such jurisdiction, and a copy of such Tax Returns as shall have been requested by the FAB Parties.  Any Tax Returns of the Company and its Subsidiaries filed subsequent hereto and on or prior to the Closing Date were or will be consistent with the Tax Returns furnished to the FAB Parties and did not and will not make, amend or terminate any election with respect to any Tax or change any accounting method, practice or procedure.  Since December 31, 2008, the Company and each Subsidiaries have complied in all material respects with all applicable Law relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over and reported all Taxes required to be withheld or collected on or before the date hereof.

(b)

No Audit.  (A) No taxing authority has asserted any adjustment that could result in a material Tax Liability, or which adjustment, if asserted in another period, would result in any Tax Liability, (B) there is not pending any Proceeding relating to any Tax Liability and, to the Knowledge of the Company, no taxing authority is contemplating such a Proceeding and there is no basis for any such Proceeding, (C) no statute of limitations with respect to any Tax Liability has been waived or extended (unless the period to which it has been waived or extended has expired), (D) there is no outstanding power of attorney authorizing anyone to act on behalf of the Company or any of its subsidiaries in connection with any Tax Liability, Tax Return or Proceeding relating to any Tax, (E) there is not any outstanding closing agreement, ruling request, request to consent to change a method of accounting, subpoena or request for information with or by any taxing authority with respect to the Company or any Subsidiaries, its income, assets or business, or any Tax Liability, (F) the Company or any of its Subsidiaries not required to include any adjustment under Section 481 of the Code (or any corresponding provision of applicable Law) in income for any period ending after the Closing Date, (G) the Company or any of its Subsidiaries not and has never been a party to any Tax sharing or Tax allocation agreement, arrangement or understanding, (H) the Company or any of its Subsidiaries not and has never been included in any consolidated, combined or unitary Tax Return, (I) all taxable periods for the assessment or collection of any Tax Liability are closed by agreement or by operation of the normal statute of limitations (without extension) or will close by operation of the normal statute of limitations for such Taxes (in each case determined without regard to any omission, fraud or other special circumstance other than the timely filing of the Tax Return), and (J) no taxing authority has ever asserted that the Company or any of  its Subsidiaries should file a Tax Return in a jurisdiction where it does not file.

5.16.

Business Operations.  The Company and its Subsidiaries own all of their material facilities, services, assets or properties necessary to operate their business as conducted as of the date hereof and as such business will be conducted as of the Closing.

5.17.

Interested Party Transactions.  Except as set forth in the Schedule 5.17, neither the Company or its Subsidiaries, nor any shareholder, officer, director or founder of the Company or its Subsidiaries, nor any immediate family member of any of the foregoing, nor any Affiliate of any of the foregoing, has had, either directly or indirectly, a material interest in:  (a) any Person which purchases from or sells, licenses or furnishes to the Company or its

xxx

Subsidiaries any material cash, goods, property, technology, intellectual or other property rights or services related to the Company’s business; or (b) any contract or agreement with respect to the business of the Company and its Subsidiaries to which the Company or any of its Subsidiaries is a party or by which it may be bound or affected.  All such contracts and agreements are in written form, copies have been made available for the FAB Parties’ review, and were made on terms and conditions as favorable to the Company in all material respects as would have been obtainable by it at the time in a comparable arm's-length transaction with an unrelated party.

5.18.

Filings with the Commission.  Since December 31, 2009, the Company has timely made all filings with the Commission required under the Securities Act, the Exchange Act, or the rules and regulations thereunder.  All such filings comply in all material respects as to form and substance with the Securities Act, the Exchange Act, and the rules and regulations thereunder, and none of such filings contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading.

5.19.

No Registration Rights.  No person has any rights to request or require the Company to file a registration statement under the Securities Act with respect to any securities of the Company, whether or not currently applicable (“Registration Rights”).

ARTICLE VI

COVENANTS OF THE FAB PARTIES

The FAB Parties covenant and agree that:

6.1.

Conduct of the Business.  From the date hereof through the Closing Date, DIGITAL HKco and each of its Subsidiaries shall conduct the Business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions without the prior written consent of the COMPANY, and use their commercially reasonable efforts to preserve intact DIGITAL HKco’s business relationships with employees, suppliers, customers and other third parties.  Without limiting the generality of the foregoing, from the date hereof until the Closing Date, without the COMPANY’s prior written consent, neither DIGITAL HKco nor any of its Subsidiaries shall:

(a)

except in the ordinary course of business, amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any material way, any material contract (including contracts described in Section (b) below), or any other right or asset;

(b)

except as contemplated by this Agreement, enter into any contract, agreement, lease, license or commitment, which (i) is with respect to Real Property, (ii) except in the ordinary course of business, extends for a term of one year or more or (iii) obligates the payment of more than US $ 50,000(individually or in the aggregate);

xxxi

(c)

make any capital expenditures in excess of US $50,000 (individually or in the aggregate);

(d)

sell, lease, license or otherwise dispose of any material assets or assets covered by any contract except (i) in the ordinary course of business or (ii) pursuant to existing contracts or commitments disclosed in the Schedules hereto;

(e)

pay, declare or promise to pay any dividends or other distributions with respect to its capital stock, or pay, declare or promise to pay any other payments to the FAB Parties or any Affiliate of the FAB Parties;

(f)

authorize any salary increase of more than 3% for any employee or change the bonus or profit sharing policies of DIGITAL HKco;

(g)

obtain or suffer to exist any Indebtedness in excess of US $10,000 in the aggregate other than in the ordinary business consistent with past practice;

(h)

suffer or incur any Lien on any asset except for Liens existing as of the date hereof as set forth on Schedule 3.14(b) or Liens securing Indebtedness permitted by (g) above;

(i)

delay, accelerate or cancel any receivables or Indebtedness or write-off or make further reserves against the same, except in the ordinary course of business;

(j)

merge or consolidate with or acquire any other Person or be acquired by any other Person;

(k)

suffer any material insurance policy protecting assets to lapse;

(l)

make any change in its accounting principles or methods or write down the value of any assets;

(m)

change the place of business of DIGITAL HKco or any of its Subsidiaries;

(n)

extend any loans to any Person, other than travel or other expense advances to employees in the ordinary course of business;

(o)

issue, redeem or repurchase any shares of its capital stock;

(p)

effect or agree to any material change in any practices or terms, including payment terms, with respect to customers or suppliers;

(q)

make or rescind any election related to Taxes, file any amended income Tax Return or make any changes in its methods of Tax accounting; or

(r)

agree to do any of the foregoing.

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None of the FAB Parties will (i) take or agree to take any action that might make any representation or warranty of DIGITAL HKco, any Subsidiaries or Digital HKco’s Shareholder hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Dates or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

6.2.

Access to Information.  From the date hereof until and including the Closing Date, DIGITAL HKco and its Subsidiaries shall (a) continue to give the COMPANY, its counsel and other representatives full access to the Books and Records of each of them on reasonable notice, (b) furnish to the COMPANY, its counsel and other representatives such information relating to the Business as such Persons may reasonably request and (c) cause the employees, counsel, accountants and representatives of DIGITAL HKco and each of its Subsidiaries to cooperate in all reasonable respects with the COMPANY in its investigation of the Business.

6.3.

Repayment of Loans.  Prior to the Closing, the FAB Parties shall cause all loans of FAB Companies to officers, directors and/or shareholders to be repaid to the FAB Companies, including, but not limited to the amounts recorded as receivable from shareholders and the liability due to the dividend tax liability, if any.

6.4.

Notices of Certain Events.  From the date hereof through the Closing Date, DIGITAL HKco and each of its Subsidiaries shall promptly notify the COMPANY of:

(a)

any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any claims or causes of action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of DIGITAL HKco or any of its Subsidiaries to any such Person;

(b)

any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement;

(c)

any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting DIGITAL HKco, any of its Subsidiaries or the Business or that relate to the consummation of the transactions contemplated by this Agreement; and

(d)

the occurrence of any fact or circumstance which would reasonably be expected to make any representation made hereunder by DIGITAL HKco, any of its Subsidiaries, and/or Digital HKco’s Shareholder false in any material respect or result in the omission or the failure to state a material fact necessary to make the statements made in such representation, in light of the circumstances under which they were made, not misleading.

6.5.

Lock-Up.  Digital HKco’s Shareholder will enter into a Lock-Up Agreement restricting the sale, hypothecation or other transfer of certain of the COMPANY Common Shares issued to it pursuant to the terms of this Agreement in the form attached as

xxxiii

Exhibit E to this Agreement.  DIGITAL HKco’s Shareholder shall cause its shareholding structure to remain materially unchanged for specified portions of the term of such Lock-up Agreement as described therein.

6.6.

Post-Closing Matters.  The FAB Parties will use their best efforts to ensure that the matters that are required under the Restructuring Plan, substantially in the form attached as Exhibit F to this Agreement, as finalized by agreement of the parties, to be completed within a certain period after the Closing shall be completed in accordance with the applicable Laws and timelines set forth in such Restructuring Plan to the reasonable satisfaction of the COMPANY.

6.7.

Employment Agreements.  Prior to the Closing, neither DIGITAL HKco nor any of its Subsidiaries will change, renew or extend any existing employment severance or employment-related agreement, or enter into any new such agreement, without the written consent of the COMPANY.

6.8.

General Ledger Adjustments.  All appropriate interim period adjustments for the period beginning October 1, 2011, and ending on the last day of the last full quarter prior to the Closing Date, shall be recorded in the general ledger(s) of the FAB Companies so that such general ledger(s) will agree in all material respects with the financial statements of DIGITAL HKco and its Subsidiaries prepared in accordance with GAAP as of the dates and for the periods indicated.

ARTICLE VII

COVENANTS OF THE COMPANY

7.1.

Conduct of Business.  The COMPANY covenants and agrees it shall not take or agree to take any actions that would cause a breach in COMPANY’s representations or warranties contained in this Agreement or prevent the COMPANY from performing its obligations hereunder.

7.2.

Fulfillment of Conditions.  From the date hereof to the Closing Date, the COMPANY shall use its commercially reasonable efforts to fulfill the conditions specified in ARTICLE IX to the extent that the fulfillment of such conditions is within its control.  The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby, and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including conducting the business of the COMPANY in such manner that on the Closing Date the representations and warranties of the COMPANY contained herein shall be accurate as though then made).  In particular, without limitation, the Company shall promptly take all necessary or appropriate action to obtain the approval of the Company’s stockholders contemplated by Section 9.1(c), including, among other things, promptly scheduling a meeting of stockholders for such purpose, promptly preparing and filing with the Commission an appropriate form of proxy statement, using its best efforts to promptly finalize and mail such proxy statement, with the recommendation of the Board of

xxxiv

Directors that stockholders give such approval, and duly convening, and presenting such matter for a vote of stockholders at, such meeting.

7.3.

Stock Option Plan.  At the time of seeking approval of the Transaction from the Company’s shareholders, the COMPANY shall also seek approval of its shareholders to establish an employee stock option plan covering at least 3,000,000 shares of the COMPANY’s Common Shares.  Such stock option plan will be applied to the management team and employees of the COMPANY and DIGITAL HKco and its Subsidiaries in the next two years, subject to compliance with applicable Laws. The award of the options will be determined by the majority of the Board of Directors.

7.4.

Disclosure of Certain Matters.  The COMPANY shall give Digital HKco’s Shareholder prompt written notice of any event or development that occurs that had it existed or been known on the date hereof (a) would cause any of the representations and warranties of the COMPANY contained herein to be materially inaccurate or otherwise misleading, or (b) would require any amendment or supplement to this Agreement.

7.5.

Rule 144; Piggyback Registration Rights.

(a)

In order for Digital HKco’s Shareholder and/or its designees to be able to sell the COMPANY Common Shares, without an effective registration statement, in compliance with Rule 144, the COMPANY agrees to: (a) use reasonable, diligent efforts to maintain compliance with the filing requirements of the Commission and to keep adequate current information about the COMPANY which is the issuer of the securities, within the time frame as defined by Rule 144; (b) and so long as Digital HKco’s Shareholder or any of its designees or permitted transferees owns any COMPANY Common Shares, to furnish to such Person upon request: (i) a certificate by the COMPANY as to its compliance with the reporting requirements of the Securities Act (including, without limitation, Rule 144 requirements) and the Exchange Act, (ii) a copy of the most recent annual report of the COMPANY and such other reports and documents as may be filed by the COMPANY with the Commission, and (iii) such other reports, documents or information of the COMPANY, that is not confidential or containing non-public inside information, and (iv) legal opinion letter as such Person may reasonably request in availing themselves or itself of any rule or regulation of the Commission that permits the selling of any such securities without registration.  The legal expenses associated with this obligation should be borne by the Company.

(b)

During the first 24 months after the Closing Digital HKco’s Shareholder and each of its designees or permitted transferees shall have piggyback registration rights with respect to all Initial COMPANY Shares that it then holds and that are not then subject to the restrictions of the Lock-up Agreement or the Voting Agreement, and all COMPANY Common Shares that it then holds and that have been issued upon conversion of Convertible Preferred Shares to cause such shares to be included in (i) any registration statement that the Company files with the Commission to register under the Securities Act common shares held by any person who was a stockholder of the Company at the time of Closing (or any transferee thereof); or (ii) any other registration statement filed by the Company so long as a majority of the Company’s Board of Directors has made a good faith determination that such piggyback

xxxv

registration will not significantly prejudice the Company’s ability to raise capital.  The foregoing notwithstanding, Digital HKco’s Shareholder shall have no piggyback registration rights with respect to any registration statements on Form S-4 or Form S-8.  The registration of such shares shall be subject to cut-back on a one-for-one basis (together with any other shares being registered for sale by any person other than the Company itself) in the event that the Commission requires the Company to reduce the number of shares included in such a registration statement.

7.6.

Issuance of New COMPANY Common Shares.  Except as contemplated in this Agreement or the Additional Agreements, without the unanimous consent of the Board of Directors, the COMPANY shall not issue new COMPANY Common Shares to any individual in an amount more than 25,000, exclusive of shares issued pursuant to the employee stock option plan contemplated by Paragraph 7.3 above.

7.7.

No Disposal of Business.  Without the unanimous consent of the Board of Directors, the COMPANY will not dispose of its media business or its speech business or their related assets within one year from the Closing Date.

7.8.

 Listing.  Subject to applicable Laws, the COMPANY covenants and agrees that it shall use its best efforts to maintain its NYSE Amex listing status both before and after the Closing.

7.9.

Employment Agreements.  Prior to the Closing, neither the COMPANY nor any of its Subsidiaries, will change, renew or extend any existing employment, severance, or employment-related agreement, or enter into any new such agreement, without the written consent of Digital HKco’s Shareholder.

7.10.

No Registration Rights.  From the date hereof through the Closing Date, the Company shall not grant any Registration Rights to any Person (other than the rights granted pursuant to this Agreement).

ARTICLE VIII

COVENANTS OF ALL PARTIES HERETO

The Parties hereto, as applicable, covenant and agree that:

8.1.

Commercially Reasonable Efforts; Further Assurances.  Subject to the terms and conditions of this Agreement, from the date hereof through the Closing Date, each Party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, to consummate and implement expeditiously the transactions contemplated by this Agreement.  The Parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement, including but not limited to Digital HKco’s Shareholder’s obligation to timely file such beneficial ownership

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reports if, as and when required under Section 16(a) of the Exchange Act and such Schedules 13D and/or Schedules 13G as shall be required by the Commission.

8.2.

Change of Conglomerate’s Name.  Each Party agrees to change the business name of COMPANY to a name determined by all the Parties prior to the Closing.  The Board of Directors of the COMPANY will request a new ticker symbol from the NYSE Amex at such time representative of the new name.

8.3.

Board of Directors.  The Board of Directors of COMPANY will consist of four individuals who served as members of the Board of the COMPANY prior to execution date of this Agreement and two new members appointed by the FAB Parties (in such manner as they may determine) prior to or at the Closing.  The FAB Parties (in such manner as they may determine) will have the right to designate one of the two individuals as Chairman of the Board of Directors prior to or at the Closing for a term of no less than two years.  At such time, the current Chairman of the Board of Directors will resign as the Chairman, but remain as a voting member of the Board of Directors.  The provisions of this Section 8.3 shall survive the Closing for a period of two years, and the terms for the directors designated as provided above shall be for no less than two years from the date of this Agreement, subject to shareholders’ approval.  The structure of the board of directors at each level of the FAB Companies, including the VIE Entities, shall be the same as that of the COMPANY immediately after the Closing, except as otherwise determined by the Board of Directors of the COMPANY, which shall have the authority  to designate whom it chooses to serve in such capacities, which designations shall be taken by unanimous vote or unanimous consent.

8.4.

Amendments to Articles of Association of FAB Companies.  As of the Closing Date and for a period of at least two years thereafter, each of the FAB Companies shall incorporate a clause in its articles of association or equivalent documents that certain matters listed in the attached Exhibit J shall be reserved to the sole discretion of its board of directors and can only be passed with consent of a majority of such board of directors.

8.5.

Continuation of Executive Officers and Directors.  After the Closing, all Parties shall ensure the executive officers and directors of the COMPANY prior to the Closing shall remain in the posts of executive officers and directors of the COMPANY, subject to change pursuant to the Laws, bylaws and agreements governing the dismissal and hiring of officers and directors.

8.6.

Corporate Capital Raising.  All Parties agree that a public or private capital raise may be in the best interest of the COMPANY in order to provide capital for future expansion.  Such a capital raise can be proposed to the Board of Directors at any time subject to consideration based upon several determining factors including: market acceptance, market conditions, dilution, valuation and use of proceeds.

8.7.

Confidentiality of Transaction.  Any information (except publicly available or freely usable material obtained from another source) respecting any Party or its Affiliates will be kept in strict confidence by all other Parties to this Agreement and their agents.  Except as required by Laws or Authority, neither the COMPANY nor the FAB Parties, nor any

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of their respective Affiliates, directors, officers, employees or agents will disclose the terms of the transactions contemplated hereunder at any time, currently, or on or after the Closing, regardless of whether the Closing takes place, except as necessary to their attorneys, accountants and professional advisors, in which instance such persons and any employees or agents of the COMPANY or Digital HKco’s Shareholder, as the case may be, shall be advised of the confidential nature of the terms of the transaction and shall themselves be required by the COMPANY nor the FAB Parties, as the case may be, to keep such information confidential. Except as required by Law or Authority, each Party shall retain all information obtained from the other and their lawyers on a confidential basis except such information may be discussed as necessary to their attorneys, accountants and professional advisors, in which instance such persons and any employees or agents of such Party shall be advised of the confidential nature of the terms of the transaction and shall themselves be required by such Party to keep such information confidential. In the event of disclosure as required by Law or Authority, the Parties may have a friendly consultation with each other regarding how to disclose information.

8.8.

Commercially Reasonable Efforts to Obtain Consents.  Each Party hereby agrees to use its reasonable commercially reasonable efforts to obtain each respective consent required to consummated the Transaction as promptly as practicable hereafter.

8.9.

Compliance with Applicable Laws and Other Instruments.  From the date of this Agreement through the Closing Date, each of the Parties shall comply with in all material respects with (i) all applicable Laws, including but not limited to the Foreign Corrupt Practices Act and the Sarbanes Oxley Act; (ii) any provisions of its memorandum of association (if any), articles of association or any other applicable constitutional document, (iii) any material instrument, judgment, order, writ or decree, (iv) any material note, indenture or mortgage, or (v) any material lease, agreement, contract or purchase order to which it is a party.

8.10.

Schedules.  Within 60 days after the date of this Agreement, Digital HKco’s Shareholder shall deliver to the Company any Schedules qualifying or otherwise with respect to the representations and warranties of Digital HKco’s Shareholder set forth in Articles III and IV hereof, and the Company shall deliver to Digital HKco’s Shareholder any Schedules qualifying or otherwise with respect to the representations and warranties of the Company set forth in Article V hereof.  Such Schedules shall be deemed to be final and effective, and the representations and warranties set forth in this Agreement shall be deemed to be qualified thereby as set forth therein, unless (i) the receiving party determines in good faith that such Schedules disclose material matters that are materially contrary to the representations and warranties set forth in this Agreement to which such Schedules relate and materially inconsistent with the information available to the receiving party, through diligence or otherwise, prior to the date of this Agreement, and (ii) the receiving party gives the delivering party notice of such determination within 10 days after the receiving party receives such Schedules.  Thereafter, unless the delivering party has cured such material matters within 20 days after it receives such notice, the receiving party may terminate this Agreement by notice to the delivering party (without liability on the part of any party to this Agreement), provided the receiving party does so within 10 days after the expiration of such 20-day cure period.

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ARTICLE IX

CONDITIONS TO CLOSING

9.1.

Condition to the Obligations of the COMPANY and the FAB Parties.  The obligations of the COMPANY and the FAB Parties to consummate the Closing are subject to the satisfaction of all the following conditions:

(a)

No provision of any applicable Law or Order shall prohibit or impose any material condition on the consummation of the Closing or limit in any material way COMPANY’s right to control or operate DIGITAL HKco, or any material portion of the Business, thereafter.

(b)

There shall not be pending or threatened any proceeding by a third-party to enjoin or otherwise materially restrict the consummation of the Closing.

(c)

The COMPANY’s stockholders shall approve the transactions contemplated by this Agreement.

9.2.

Conditions to Obligations of the COMPANY.  In addition to the terms and provisions of Section 2.2(b) and Section 2.3(a), the obligation of the COMPANY to consummate the Closing is subject to the satisfaction, or the waiver at COMPANY’s sole and absolute discretion, of all the following further conditions:

(a)

(i) Each of the FAB Parties shall have duly performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Closing Date, (ii) the representations and warranties of the FAB Parties contained or referred to in this Agreement, the Additional Agreements and in any certificate or other writing delivered by the FAB Parties pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct at and as of the Closing Date, as if made at and as of such dates with only such exceptions as could not in the aggregate reasonably be expected to have a Material Adverse Effect with respect to DIGITAL HKco, (iii) there shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to constitute a Material Adverse Change or a Material Adverse Effect with respect to DIGITAL HKco, regardless of whether it involved a known risk.

(b)

The COMPANY shall have received:

(i)

copies of resolutions duly adopted by (a) the board of director(s), members (shareholders) of Digital HKco’s Shareholder, and  each of its Subsidiaries (if required), authorizing this Agreement and the Additional Agreements (if necessary) and the transactions contemplated hereby and thereby,

(ii)

the updated Register of Members and/or the Register of Directors of DIGITAL HKco reflecting the change of members and directors for the purpose of this Transaction, which shall be certified by their registered agents,

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(iii)

a share certificate of DIGITAL HKco reflecting ownership of all DIGITAL HKco’s Shares by Digital HKco’s Shareholder,

(iv)

from special counsel for the FAB Parties an opinion in the jurisdictions of the British Virgin Islands, Hong Kong and the PRC, dated as of the Closing, in the form to be agreed upon and finalized by agreement of the parties and, when so finalized, attached as Exhibit G-1 to this Agreement,

(v)

a certificate of the chairman or person in the similar position of DIGITAL HKco and each of its Subsidiaries certifying in such capacity each of the foregoing, completion of covenants and correctness of representations and warranties and as to signatures of the officer(s) authorized to execute this Agreement and any certificate or document to be delivered pursuant hereto, and

(vi)

all Schedules qualifying or otherwise with respect to the representations and warranties set forth in Articles III and IV, which shall have been delivered and become final and effective pursuant to Section 8.10.

(c)

The COMPANY shall have received updated Disclosure Schedules to this Agreement with respect to DIGITAL HKco and its Subsidiaries as of a date within three days prior to the Closing Date.

(d)

The original stock ledgers and minute books of the FAB Companies shall be delivered to the COMPANY.

(e)

The Additional Agreements shall be in full force and effect or become effective on the Closing Date.

(f)

The Restructuring prior to the Closing as set forth in Section A  (Matters to be Completed Prior to the Closing) of the Restructuring Plan attached as Exhibit F to this Agreement, shall have been duly completed by each of the parties thereto in accordance with the Restructuring Plan, all required Consents of Authorities and other third parties (if applicable) in connection with the Restructuring as set forth in Section A  (Matters to be Completed Prior to the Closing) thereof shall have been obtained, and the COMPANY shall have received true copies of all such Consents (if applicable).

(g)

The  officers of each of the PRC Entities shall have entered into the labor contracts, non-compete, confidentiality and proprietary information agreements with the WFOE substantially in the form to be agreed upon and finalized by agreement of the parties and, when so finalized, attached as Exhibit I to this Agreement, and the WFOE shall provide evidence of such agreements to counsel for the COMPANY.

(h)

The COMPANY will complete the process of transacting a “spin-off” of its healthcare operations through a special dividend to the current shareholders of the COMPANY as a separate public corporation. For the avoidance of doubt, Digital HKco’s Shareholder shall not participate in and shall not be considered as a shareholder of the COMPANY for any purpose of such spin-off.

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9.3.

Conditions to Obligations of the FAB Parties.  In addition to the terms and provisions of Section 2.2(a) and Section 2.3, the obligation of the FAB Parties to consummate the Closing is subject to the satisfaction, or the waiver at the FAB Parties’ discretion, of all the following further conditions:

(a)

(i) The COMPANY shall have duly performed in all material respects its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of the COMPANY contained in this Agreement, the Additional Agreements and in any certificate or other writing delivered by the COMPANY pursuant hereto, disregarding all qualifications and expectations contained therein relating to materiality or Material Adverse Effect, shall be true and correct at and as of the Closing Date, as if made at and as of such date with only such exceptions as could not in the aggregate reasonably be expected to have a Material Adverse Effect with respect to the COMPANY, provided, however, that the COMPANY and/or its Affiliates are permitted to enter into such arrangements as would be necessary for the COMPANY to secure the approval of its stockholders of the transactions contemplated by this Agreement (including such arrangements as would require the combined company to use monies available to satisfy its obligations due to the transactions contemplated by this Agreement), if any (to the extent previously disclosed to the FAB Parties), (iii) there shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to constitute a Material Adverse Change or a Material Adverse Effect with respect to the Company, regardless of whether it involved a known risk, and (iv) the COMPANY shall have delivered a certificate signed by an authorized officer of COMPANY to the effect set forth in Sections (i), (ii) and (iii) of this Section 9.3 (a).

(b)

Digital HKco’s Shareholder shall have received:

(i)

a copy of the organizational documents of the COMPANY,

(ii)

copies of resolutions duly adopted by the Board of Directors and the Shareholders of the COMPANY authorizing this Agreement and the Additional Agreements (if necessary) and the transactions contemplated hereby and thereby,

(iii)

a certificate of an authorized officer of the COMPANY certifying in such capacity each of the foregoing, completion of covenants and correctness of representations and warranties and as to signatures of the officer(s) authorized to execute this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary,

(iv)

a recent good standing certificate regarding the COMPANY from the office of the Secretary of State of its jurisdiction of organization and each other jurisdiction in which each of COMPANY is qualified to do business,

(v)

share certificates of the COMPANY representing the Initial COMPANY Shares issued pursuant to this Agreement to DIGITAL HKco’s Shareholder and/or its designees, provided, however, that all such designees shall first have executed and delivered

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to the Company the Voting Agreement and the Lock-up Agreement in the forms attached hereto as Exhibits A and E, respectively,

(vi)

a signed and effective Certificate of Designations of Convertible Preferred Stock, as duly filed with the State of Colorado, with respect to the Convertible Preferred Shares issued pursuant to this Agreement to DIGITAL HKco’s Shareholder, and/or its designees, together with share certificates representing such Convertible Preferred Shares,

(vii)

from special counsel for the COMPANY an opinion, dated as of the Closing, in the form to be agreed upon and finalized by agreement of the parties and, when so finalized, attached as Exhibit G-2 to this Agreement., and

(viii)

all Schedules qualifying or otherwise with respect to the representations and warranties set forth in Article V, which shall have been delivered and become final and effective pursuant to Section 8.10.

(c)

DIGITAL HKco’s Shareholder shall have received updated Disclosure Schedules to this Agreement with respect to the COMPANY and its Subsidiaries as of a date within three days prior to the Closing Date.

(d)

The Additional Agreements shall be in full force and effect or become effective on the Closing Date.

(e)

The COMPANY Common shares shall be listed on NYSE Amex prior to, and at the time of, Closing and the Company shall not have received any notification from NYSE Amex indicating that the Company has failed to meet any requirement for continued listing on NYSE Amex and, to its Knowledge, the Company is in compliance with all NYSE Amex listing requirements.

(f)

No material Adverse Change shall have occurred with respect to the Company prior to Closing.

ARTICLE X

RELIANCE ON REPRESENTATIONS AND WARRANTIES

10.1.

Reliance on Representations and Warranties of the FAB Parties.  Notwithstanding any right of the COMPANY to fully investigate the affairs of the Company, and each of Subsidiaries and notwithstanding any knowledge of facts determined or determinable by the COMPANY pursuant to such investigation or right of investigation, the COMPANY shall have the right to rely fully upon the representations, warranties, covenants and agreements of the FAB Parties contained in this Agreement.

10.2.

Reliance on Representations and Warranties of the COMPANY.  Notwithstanding any right of the FAB Parties to investigate the affairs of the COMPANY and notwithstanding any knowledge of facts determined or determinable by the FAB Parties pursuant to such investigation or right of investigation, the FAB Parties shall have the right to rely fully

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upon the representations, warranties, covenants and agreements of COMPANY contained in this Agreement.

ARTICLE XI

INDEMNIFICATION

11.1.

Each of the Company, on one hand, and Digital HKco’s Shareholder, on the other hand (each, an “Indemnifying Party”), jointly and severally, hereby agrees to indemnify and hold harmless the other Party, and such other Party’s directors, officers, employees, Affiliates, agents and assigns (each, an “Indemnitee”), against any and all Indemnifiable Losses suffered, incurred or sustained by such Indemnitee, as a result of, or based upon or arising from (a) any breach or nonperformance of any of the representations, warranties, covenants or agreements made by the Indemnifying Party in or pursuant to this Agreement and any Additional Agreement, (b) any adverse effect to the financial performance, prospects or reputation of the Indemnifying Party due to a violation of applicable Laws by the Indemnifying Party or its Affiliates, or (c) any breach or violation of any applicable Law by the Indemnifying Party or its Affiliates.  For purposes of this Section, “Indemnifiable Loss” means, with respect to any Indemnitee, any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement actually suffered or incurred by the Indemnitee, including, but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses reasonably incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Indemnitee, as incurred, and (ii) any Taxes (other than income tax) that may be payable by such Indemnitee as a result of the indemnification of any Indemnifiable Loss hereunder, or (iii) any Claim (“Third Party Claim”) brought against the Indemnitee by any third party as a result of the transactions contemplated by this Agreement, other than Claims arising as a result of any act or omission by the Indemnitee in breach of its obligations, whether under contract or otherwise, to such third party. Each of the Indemnitees may elect to make a Claim for indemnification under this Section 11.1 against any Indemnifying Party in its sole discretion.

11.2.

All Claims for indemnification by any Indemnitee under Section 11.1 will be asserted and resolved as follows:

(a)

In the event any Claim, in respect of which the Indemnitee might seek indemnity under Section 11.1, is a Third Party Claim, the Indemnitee shall deliver a notice ( a “Claim Notice”) notifying the Indemnifying Parties of such Third Party Claim.  The Indemnifying Party will notify the Indemnitee as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnitee under Section 11.1 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnitee against such Third Party Claim.

(b)

If the Indemnifying Party notifies the Indemnitee within the Dispute Period that the Indemnifying Party desires to defend the Indemnitee with respect to the Third Party Claim pursuant to this Section 11.2, then the Indemnifying Party will have the right to

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defend, with counsel satisfactory to the Indemnitee, at no cost or expense from the Indemnitee, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled by the Indemnifying Party (but only with the prior written consent of the Indemnitee).  The Indemnitee may, at the sole cost and expense of the Indemnitee, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this Section 11.2 (a), file any motion, answer or other pleadings or take any other action that the Indemnitee reasonably believes to be necessary or appropriate to protect its interests.  The Indemnitee may participate in any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 11.2 (a), and except as provided in the preceding sentence, the Indemnitee will bear its own costs and expenses with respect to such participation.  Notwithstanding the foregoing, the Indemnitee may take over the control of the defense or settlement of a Third Party Claim at any time in its discretion.

(c)

If the Indemnifying Party fails to notify the Indemnitee within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 11.2 (a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnitee will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnitee in a reasonable manner and in good faith or will be settled at the discretion of the Indemnitee.  The Indemnitee will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnitee, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnitee and its counsel in contesting any Third Party Claim which the Indemnitee is contesting.  The Indemnifying Party may participate in any defense or settlement controlled by the Indemnitee pursuant to this Section 11.2, and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

(d)

If the Indemnifying Party notifies the Indemnitee that it does not dispute its liability to the Indemnitee with respect to the Third Party Claim under Section 11.1 or fails to notify the Indemnitee within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnitee with respect to such Third Party Claim, the Indemnifiable Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 11.1 and the Indemnifying Party shall pay the amount of such Indemnifiable Loss to the Indemnitee on demand.  If the Indemnifying Party has timely disputed its liability with respect to such Claim, the Indemnifying Party and the Indemnitee will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved in accordance with Section 11.2 hereof.

(e)

In the event the Indemnitee should have a Claim under Section 11.1 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnitee shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party.  The failure by the Indemnitee to give the Indemnity Notice shall not impair the Indemnitee's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been xliv

materially prejudiced thereby.  If the Indemnifying Party notifies the Indemnitee that it does not dispute the Claim described in such Indemnity Notice or fails to notify the Indemnitee within the Dispute Period whether the Indemnifying Party disputes the Claim described in such Indemnity Notice, the Indemnifiable Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 11.1 and the Indemnifying Party shall pay the amount of such Indemnifiable Loss to the Indemnitee on demand.  If the Indemnifying Party has timely disputed its liability with respect to such Claim, the Indemnifying Party and the Indemnitee will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be finally and conclusively in accordance with ARTICLE XI hereof.

11.3.

At the absolute discretion of the Indemnitee, all Indemnifiable Losses suffered by the COMPANY may be settled by (a) payment of cash in an amount equal to the Indemnifiable Losses by Digital HKco’s Shareholder, or (b) the transfer of such number of COMPANY Common Shares held by Digital HKco’s Shareholder equal to (i) the amount of Indemnifiable Losses suffered by the COMPANY divided by (ii) the average closing prices of one (1) COMPANY Common Share over the thirty (30) Trading Days prior to making such transfer, or a combination of the above.

11.4.

In the event that an Indemnitee suffers an Indemnifiable Loss as provided in Section 11.1 or 11.2 and the Indemnifying Parties are either unwilling or unable to fulfill their obligations under Section 11.1 or 11.2 to indemnify the Indemnitees for the full amount of such Indemnifiable Loss within thirty (30) days of receipt of written notice thereof from the Indemnitee, then if the Indemnifying Party is Digital HKco’s Shareholder, any of the FAB Parties, selected by the Indemnitees at their sole discretion, shall indemnify the Indemnitees such that the Indemnitees shall receive the full amount of such Indemnifiable Loss.

11.5.

(a)  No Indemnitee shall be entitled to make a claim for indemnification under this Article XI unless and until the aggregate amount of Indemnifiable Losses incurred by such Indemnitee (together with such Indemnitee’s directors, officers, employees, agents and assigns who are also Indemnitees hereunder) exceeds $100,000 (the “Basket”), and then such Indemnitees shall be entitled to indemnification only for amounts in excess of such $100,000 Basket.

(b)  In no event shall the aggregate amount of all Indemnifiable Losses for which either the Digital HKco Shareholder (and other FAB Parties), on one hand, or the COMPANY, on the other hand, is obligated to provide indemnification under this ARTICLE XI exceed $2,000,000 (the “Ceiling”).

11.6.

Indemnification for Indemnifiable Losses pursuant to this ARTICLE XI and subject to the limitations set forth in Section 11.5 and otherwise herein, and Liquidated Damages pursuant to Section 12.4, and specific performance to the extent, if any, specifically provided herein and available under applicable Law, shall constitute the sole remedies of any Person with respect to any breach or nonperformance of any of the representations, warranties, covenants or agreements in or pursuant to this Agreement.

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11.7.

This ARTICLE XI shall survive the termination of this Agreement for a period of two years.

ARTICLE XII

TERMINATION AND LIQUIDATED DAMAGES

12.1.

Termination Without Default.  In the event that the Closing of the transactions contemplated hereunder has not occurred within one hundred twenty (120) days following the execution of this Agreement (the “Outside Closing Date”) and no material breach of this Agreement by the Party seeking to terminate this Agreement shall have occurred or have been made (as provided in Section 12.2 hereof), the COMPANY, on the one hand, and Digital HKco’s Shareholder, on the other hand, shall have the right, at its or their sole option, to terminate this Agreement without liability to the other side.  Such right may be exercised by the COMPANY, on the one hand, and Digital HKco’s Shareholder, on the other hand, as the case may be, giving written notice to the other at any time after the Outside Closing Date.

12.2.

Termination Upon Default.

(a)

The COMPANY may terminate this Agreement by giving notice to Digital HKco’s Shareholder on or prior to the Closing Date, without prejudice to any rights or obligations the COMPANY may have, if the FAB Parties shall have materially breached any representation or warranty or breached any agreement or covenant contained herein or in any Additional Agreement to be performed prior to Closing and such breach shall not be cured within the earlier of the Outside Closing Date and twenty (20)  days following receipt by Digital HKco’s Shareholder of a notice describing in reasonable detail the nature of such breach.

(b)

Digital HKco’s Shareholder may terminate this Agreement by giving prior written notice to the COMPANY on or prior to the Closing, without prejudice to any rights or obligations of Digital HKco’s Shareholder may have, if the COMPANY shall have materially breached any of its covenants, agreements, representations, and warranties contained herein to be performed prior to Closing and such breach shall not be cured within the earlier of the Outside Closing Date and twenty (20) days following receipt by the COMPANY of a notice describing in reasonable detail the nature of such breach.

12.3.

Survival.  The provisions of ARTICLE XI, ARTICLE XIII, and Sections 8.7, 14.4 and 14.5 shall survive any termination hereof pursuant to this ARTICLE XII.

12.4.

Liquidated Damages.  In the event of a material breach of any provision of this Agreement by either the COMPANY, on one hand, or the FAB Parties, on the other hand (the “Breaching Party”) during the first twelve (12) months following the Closing, the other Party (the “Notifying Party”) shall give written notice of such breach in the manner specified in Section 14.1 hereof.  In the event that the Breaching Party does not cure such breach in all material respects within twenty (20) days of such notice, the Notifying Party shall be entitled to the immediate and automatic dissolution of this Agreement and rescission of the transactions contemplated hereby and  forfeiture and cancellation on the books and records of the Notifying

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Party of all consideration paid, or securities or assets delivered, in connection with this Agreement, without the requirement of delivery of the instruments representing such consideration or that the Notifying Party post any bond, file any foreclosure action, or take any other action whatsoever, which forfeiture shall constitute liquidated damages and not a penalty.  In this regard, the parties agree that actual loss to the Notifying Party in the event of such an uncured breach is incapable of estimation, for the following reasons, among others:  (i) the negative effect that such a breach may have on such Party’s ability to comply with its obligations under the Laws (including but not limited to compliance with the certification requirements of the Sarbanes Oxley Act); (ii) the negative effect that such a breach may have on such Party’s ability to prepare and obtain audits and/or reviews of its consolidated financial statements; (iii) questions of law and fact that may arise as a result of the parties’ organization and residence in different jurisdictions with differing laws and customs; (iv) the negative effect that such a breach may have on the Company’s ability to comply with the listing standards of the NYSE Amex; and (v) questions of enforcement of the Notifying Party’s legal rights as a result of such differences.  In the event of any such dissolution and rescission, all Parties shall use their best efforts in good faith to restore the circumstances existing prior to the Closing (including among other things the return and/or cancellation of the Initial COMPANY Shares and the Convertible Preferred Shares, and the return and/or cancellation and reissuance to Digital HKco’s Shareholder of the Digital HKco Shares).

ARTICLE XIII

GOVERNING LAW AND DISPUTE RESOLUTION

13.1.

Governing Law.  This Agreement shall be governed by and construed, and any dispute hereunder shall be resolved in accordance with the laws of the PRC, without regard to principles of conflicts of law thereunder.

13.2.

Arbitration.

(a)

In the event a dispute arises relating to this Agreement, the parties agree to meet to resolve their disputes in good faith.  Any party may seek injunctive relief, without the need to post a bond, pending the completion of arbitration under this Agreement for any breach or threatened breach of any covenant contained herein.

(b)

If after good faith negotiations the dispute is not resolved, the parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement, or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement or any Additional Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration by an arbitration panel set up and administered by China International Economic and Trade Arbitration Commission (“CIETAC”) in accordance with the CIETAC rules in Beijing (the “Arbitrator”).  The parties agree that binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement or any Additional xlvii

Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(c)

The laws of the PRC shall apply to any arbitration hereunder.  In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the PRC applicable to a contract negotiated, signed, and wholly to be performed in the PRC, which laws the Arbitrator shall apply in rendering his decision.  The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected.  The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d)

The arbitration shall be held in Beijing in accordance with and under the then-current provisions of the rules of the CIETAC, except as otherwise provided herein.

(e)

The Arbitrator may, at his discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(f)

The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief as provided in Section 13.2, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs for the reasons set forth in such decision.  The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(g)

Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction.  The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder.  None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(h)

The Parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the willful misconduct of the person indemnified.

(i)

This arbitration Section shall survive the termination of this Agreement and any agreement contemplated hereby.

13.3.

Attorneys’ Fees.  The unsuccessful party to any court or other proceeding arising out of this Agreement that is not resolved by arbitration under Section 13.2 shall pay to the prevailing party all reasonable attorneys’ fees and costs reasonably incurred by the prevailing party, in addition to any other relief to which it may be entitled.

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ARTICLE XIV

MISCELLANEOUS

14.1.

Notices.  All notices, requests, demands and other communications to any Party hereunder shall be in writing and shall be given to such Party at its address or telecopier number set forth below, or such other address or telecopier number as such Party may hereinafter specify by notice to each other Party hereto:

if to the COMPANY, to:

Wizzard Software Corp.

Address: 5001 Baum Blvd

Suite 770

Pittsburgh, PA 15213

Attn: John Busshaus

Telephone: (412) 621-0902

Fax: (412) 621-2625

if to any of the FAB Parties:

             Address: Beijing FAB Group.

                            21 Fl., Wan-Shang Building

                            Shijingshan District, Beijing, China

             Attn:  Zhong Bin-Bing

             Telephone:

             Fax::

Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the appropriate answer back is received or, (ii) if given by certified mail, 180 hours after such communication is deposited in the mails with first class postage prepaid, properly addressed or, (iii) if given by any other means, when delivered at the address specified herein.

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14.2.

Amendments; No Waivers.

(a)

Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each Party hereto, or in the case of a waiver, by the Party against whom the waiver is to be effective.

(b)

No failure or delay by any Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

14.3.

Ambiguities.  The Parties acknowledge that each Party and its counsel has materially participated in the drafting of this Agreement and consequently the rule of contract interpretation that, and ambiguities if any in, the writing be construed against the drafter, shall not apply.

14.4.

Publicity.  Except as required by Law or the rules and regulations of the Commission and/or the NYSE Amex, the Parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other Party hereto.

14.5.

Expenses.  Except as specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.  The FAB Parties agree all taxes, including stamp duty under the Laws of Hong Kong incurred from the transactions contemplated in this Agreement and the Ancillary Agreements, if any, shall be borne by the FAB Parties and the COMPANY will not bear such cost in this regard.

14.6.

Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, that (i) none of FAB Parties may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the COMPANY (except, for the avoidance of doubt, that some or all of the CONSIDERATION may be issued or transferred to any designee of Digital HKco’s Shareholder provided that such transfer is not for value and does not violate the Securities Act or applicable Chinese securities laws, rules and regulations, and that such designee has first executed and delivered to the Company both the Voting Agreement that is attached hereto as Exhibit A and the Lock-up Agreement that is attached hereto as Exhibit F); and (ii) except as specifically herein, the COMPANY may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Digital HKco’s Shareholder, except to an Affiliate of the Company, in which case the COMPANY shall continue to remain liable for its obligations hereunder.

14.7.

Counterparts; Effectiveness.  This Agreement may be signed by facsimile signatures and in any number of counterparts, each of which shall be an original and all

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of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.8.

Entire Agreement.  This Agreement and the Additional Agreements, when duly executed and delivered, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, among the Parties with respect to the subject matter of this Agreement.  No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any Party hereto.  Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder other than Indemnified Parties as set forth in Section 11.1 and 11.2 hereof, which shall be third party beneficiaries hereof.

14.9.

Severability.  If any one or more provisions of this Agreement shall, for any reasons, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14.10.

Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                          [The balance of this page is intentionally left blank]

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                IN WITNESS WHEREOF, the COMPANY and the FAB Parties have caused this Agreement to be duly executed by their respective authorized officers or by himself have executed this Agreement as of the day and year first above written.

Wizzard Software Corp. By:/s/Christopher Spencer Name: Christopher Spencer Title: President and CEO

Universal Entertainment Group Limited

By: /s/Zhang Hongcheng

Name: Zhang Hongcheng

Title: Chairman

Digital Entertainment International Ltd.

By: /s/Zhang Hongcheng

Name: Zhang Hongcheng

Title: Director & Chairman

Beijing Dingtai Guanqun Culture Co., Ltd.

By: /s/Zhang Hongcheng

Name: Zhang Hongcheng

Title: President

By: /s/Bin Wang

Name: Bin Wang

Title: Director

Beijing FAB Culture Co., Ltd.

By: /s/Zhang Hongcheng

Name: Zhang Hongcheng

Title: President

Beijing FAB Digital Entertainment Products Co., Ltd.

By: /s/Zhang Hongcheng

Name: Zhang Hongcheng

Title: President

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Exhibit A  Voting Agreement

VOTING AGREEMENT

     This VOTING AGREEMENT (this “Agreement”) is dated as of   ______, 2012, by and between Universal Entertainment Group Limited, a company incorporated under the law of the British Virgin Islands, with its registered office at P.O. Box 3321, Drake Chambers, Road Town, Tortola, BVI (“Digital HKCo’s Shareholder”), and Wizzard Software Corporation, a Colorado corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Share Exchange Agreement (as defined below).

RECITALS

                 WHEREAS, the execution and delivery of this Agreement by Digital HKCo’s Shareholder is a material inducement to the willingness of the Company to enter into that certain Share Exchange Agreement dated as of April 5, 2012, by and between Digital HKCo’s Shareholder; the Company; Digital Entertainment International Ltd.; Beijing Dingtai Guanqun Culture Co., Ltd.; Beijing FAB Culture Co., Ltd.; and Beijing FAB Digital Entertainment Products Co., Ltd. (the “Share Exchange Agreement”);

WHEREAS, in partial consideration for the purchase of the Digital HKco Shares under the Share Exchange Agreement, the Company shall issue at Closing (as defined in Section 2.2 of the Share Exchange Agreement) such number of shares of the Company’s common stock, par value one mill ($0.001) per share, as constitutes forty-nine percent (49%) of the Company’s issued and outstanding common stock on a fully diluted basis immediately following the Closing after issuance of such shares (the “Initial Company Shares,” as defined in Section 2.3(a) of the Share Exchange Agreement), and shall also be known as the “Shares”;

WHEREAS, in partial consideration for the purchase of the Digital HKCo Shares under the Share Exchange Agreement, the Company shall also issue to Digital HKCo’s Shareholder shares of convertible preferred stock of the Company at the Closing, which shall be convertible into up to an additional shares of the Company’s common stock and bring Digital HKCo’s Shareholder’s equity position in the Company to 78%  on a fully diluted basis as of the date of the Closing,  upon the achievement of certain milestones in accordance with the Certificate of Designation of such convertible preferred stock (the “Certificate of Designation”) in the form attached as Exhibit B to the Share Exchange Agreement (the “Convertible Preferred Shares”, as defined in Section 2.3(b) of the Share Exchange Agreement) (for purposes of this Agreement, the shares of common stock issuable upon conversion of the Convertible Preferred Shares  shall be defined as the “Conversion Shares”) ;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth in the Share Exchange Agreement and in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Restrictions on Shares.

(a) Except pursuant to the terms of this Agreement, until the Expiration Time as defined in Section 1(b) below, that is applicable to its Shares, Digital HKCo’s Shareholder shall

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not, directly or indirectly, grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any of the Shares.

(b) Digital HKCo’s Shareholder hereby grants to the Board of Directors of the Company the right to vote its Shares in accordance with Section 2 hereof and the Irrevocable Proxy that is attached as Exhibit A hereto.  Such provisions shall govern the voting of the Shares for a period of eight (8) consecutive and complete reporting quarters of the Company after the Closing of the Share Exchange Agreement, provided, however, that:

(i)  If  Digital HKco and the VIE Companies successfully complete all of the Corporate Governance Objectives for  two (2) consecutive and complete reporting quarters after the Closing, the Board of Directors of the Company will release  the voting rights of 50% of the Shares held by Digital HKCo’s Shareholder at such time and re-assign such voting rights back to Digital HKCo’s Shareholder.

(ii)  Upon successful completion of all of the Corporate Governance Objectives for six (6) consecutive and complete reporting quarters after the Closing of the Share Exchange Agreement, the Board of Directors will release the voting rights to another 25% of the Shares held by Digital HKCo’s Shareholder at such time and re-assign such voting rights back to Digital HKCo’s Shareholder;.

(iii)  Upon the successful completion of all of the Corporate Governance Objectives for eight (8) consecutive and complete reporting quarters after the Closing of the Share Exchange Agreement, the Board of Directors will release the voting rights to the remaining Shares held by Digital HKCo’s Shareholder at such time and re-assign such voting rights back to Digital HKCo’s Shareholder.

With respect to any Share, the earliest applicable release date pursuant to this Section 1(b) shall be referred to herein as the “Expiration Time.”  The Expiration Time referred to in Section 1(b)(iii) hereof (or to the extent the conditions described in Section 1(b)(i) through (iii) are not satisfied with respect to any Shares, the end of eight (8) consecutive and complete reporting quarters after the Closing of the Share Exchange Agreement) shall be referred to herein as the “Final Expiration Time.” The release of Shares from the terms of this Agreement shall not have any effect on their status as “Lock-up Shares” within the meaning of the Lock-up Agreement (the “Lock-up Agreement”) executed by the parties contemporaneously herewith.

(c)  Except as otherwise provided herein, Digital HKCo’s Shareholder shall not, in its capacity as a stockholder of the Company, directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect in any material respect or be reasonably expected to have the effect of impairing the ability of Digital HKCo’s Shareholder to perform its obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby.

(d) Any shares of the Company’s common or other securities of the Company with respect to which Digital HKCo’s Shareholder acquires beneficial ownership (as defined in

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Rule 13d-3 under the Exchange Act) after the date of this Agreement and prior to the Final Expiration Time, by reason of any stock split, stock dividend, reclassification, recapitalization or other similar transaction (the “New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Initial Company Shares.

2. Irrevocable Proxy. Concurrently with the execution and delivery of this Agreement, Digital HKCo’s Shareholder shall deliver to the Company a duly executed proxy in the form attached hereto as Exhibit A (the “Proxy”), which Proxy is coupled with an interest sufficient in law to support an irrevocable proxy, and, until the Expiration Time applicable to any given Share, shall be irrevocable to the fullest extent permitted by law, with respect to each and every meeting of stockholders of the Company or action or approval by written resolution or consent of stockholders of the Company covering the total number of Shares in respect of which Digital HKCo’s Shareholder is entitled to vote at any such meeting or in connection with any such written consent. Upon the execution of this Agreement, (i) Digital HKCo’s Shareholder hereby revokes any and all prior proxies (other than the Proxy) given by Digital HKCo’s Shareholder with respect to the Shares, and (ii) Digital HKCo’s Shareholder shall not grant any subsequent proxies with respect to such Shares, or enter into any agreement or understanding with any Person to vote or give instructions with respect to the Shares in any manner inconsistent with the terms of this Agreement, until after the Expiration Time applicable to such Shares.   Until such applicable Expiration Time, Digital HKCo’s Shareholder agrees that the subject Shares shall be voted only in accordance with the Proxy.

3. Representations, Warranties and Covenants of Digital HKCo’s Shareholder. Digital HKCo’s Shareholder hereby represents, warrants and covenants to the Company as follows:

(a) With the exception of the lien created under the Lock-up Agreement, all Shares are and will be at all times up until the applicable Expiration Time free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, co-sale rights, agreements, limitations on Digital HKCo’s Shareholder’s voting rights, charges and other encumbrances of any nature that would adversely affect the exercise or fulfillment of the rights and obligations of the parties to this Agreement.

(b) If Digital HKCo’s Shareholder is a corporation, limited partnership or limited liability company, Digital HKCo’s Shareholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or constituted.

(c) Digital HKCo’s Shareholder has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Digital HKCo’s Shareholder and the consummation by Digital HKCo’s Shareholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of Digital HKCo’s Shareholder (or its board of directors or similar governing body, as applicable), and no other actions or proceedings on the part of Digital HKCo’s Shareholder are necessary to authorize the execution and delivery by Digital HKCo’s Shareholder of this Agreement and the consummation by Digital HKCo’s Shareholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Digital HKCo’s Shareholder and constitutes a valid and binding obligation of

iii

Digital HKCo’s Shareholder, enforceable against Digital HKCo’s Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

(d) The execution and delivery of this Agreement does not, and the performance by Digital HKCo’s Shareholder of its agreements and obligations hereunder will not conflict with, result in a breach or violation of or default under (with or without notice or lapse of time or both), or require notice to or the consent of any person under, any provisions of the organizational documents of Digital HKCo’s Shareholder (if applicable), or any agreement, commitment, law, rule, regulation, judgment, order or decree to which Digital HKCo’s Shareholder is a party or by which Digital HKCo’s Shareholder is, or any of its assets are, bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay consummation of the Share Exchange Agreement and this Agreement or otherwise prevent or delay Digital HKCo’s Shareholder from performing its obligations under this Agreement.

(e) Digital HKCo’s Shareholder agrees that it will not in its capacity as a stockholder of the Company bring, commence, institute, maintain, prosecute or voluntary aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which challenges the validity or seeks to enjoin the operation of any provision of this Agreement (provided that nothing herein shall limit Digital HKCo’s Shareholder’s rights to enforce the terms of this Agreement).

4.  Miscellaneous.

(a) Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iii) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 5), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:

Wizzard Software Corporation

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5001 Baum Blvd.

Suite 770

Pittsburgh, PA  15213

Attention: John Busshaus

Telephone No.: (412) 621-0902

Facsimile No.: (412) 621-2625

with copies (which copies shall not constitute notice to the Company) to:

Branden T. Burningham, Esq.

Burningham & Burningham

455 East 500 South

Suite 205

Salt Lake City, UT  84111

Tel. No.: (801) 363-7411

Fax No.: (801) 355-7126

If to the Digital HKCo’s Shareholder:

Address: 21 Fl., Wan-Shang Building

Shijingshan District, Beijing, China

Attn:  Bob (Zhong Bing-Bin)

Telephone: 100186-135-8190-0771

Fax: 01186-1066032873

or to such other address for either party as such party may specify by notice given to the other party in accordance with this Section 5.

 (b) Interpretation. When a reference is made in this Agreement to paragraphs or exhibits, such reference shall be to a paragraph of or an exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “the date of this Agreement”, “the date hereof”, and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.

(c) Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Digital HKCo’s Shareholder set forth herein or in the Proxy. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation of this Agreement or the Proxy, the Company shall have the right to enforce such covenants and agreements and the Proxy by specific

v

performance, injunctive relief or by any other means available to the Company at law or in equity and Digital HKCo’s Shareholder hereby waives any and all equitable defenses that could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

(d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe Portable Document Format or other electronic format based on common standards will be effective as delivery of a manually executed counterpart of this Agreement.

(e) Entire Agreement; Nonassignability; Parties in Interest; Death or Incapacity. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (including, without limitation, the Proxy) (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder.  Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Digital HKCo’s Shareholder without the prior written consent of the Company except in connection with a transfer of Shares permitted by the Lock-up Agreement, and any such assignment or delegation that is not consented to shall be null and void.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

(f) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the purposes of such void or unenforceable provision.

(g) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

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(i) Termination. This Agreement shall terminate and shall have no further force or effect from and after the Final Expiration Time, and thereafter there shall be no liability or obligation on the part of Digital HKCo’s Shareholder, provided, that no such termination shall relieve any party from liability for any willful breach of this Agreement prior to such termination.

(j) Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against which the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder.

(k) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

(l) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 5.

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

WIZZARD SOFTWARE CORPORATION

By:
Name: Christopher Spencer
Title: President and CEO

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DIGITAL HKCO’S SHAREHOLDER: Universal Entertainment Group Limited

By:
Name:
Title:

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EXHIBIT A

IRREVOCABLE PROXY

TO VOTE STOCK OF

WIZZARD SOFTWARE CORPORATION

The undersigned stockholder (“Digital HKCo’s Shareholder”) of Wizzard Software Corporation, a Colorado corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by applicable law) appoints the Board of Directors of the Company as the sole and exclusive attorney and proxy of Digital HKCo’s Shareholder, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that Digital HKCo’s Shareholder is entitled to do so) with respect to all of the Shares of common stock of the Company as defined in the Voting Agreement dated ______________, 2012 (the “Voting Agreement”) to which this Irrevocable Proxy is an exhibit in accordance with the terms of this Irrevocable Proxy. Upon Digital HKCo’s Shareholder’s execution of this Irrevocable Proxy, any and all prior proxies (other than this Irrevocable Proxy) given by Digital HKCo’s Shareholder with respect to the subject matter contemplated by this Irrevocable Proxy are hereby revoked and Digital HKCo’s Shareholder agrees not to grant any subsequent proxies with respect to such Shares or enter into any agreement or understanding with any Person (as defined in the Share Exchange Agreement (as defined below)) to vote or give instructions with respect to such Shares in any manner inconsistent with the terms of this Irrevocable Proxy until after the Expiration Time (as defined in Section 1(b) of the Voting Agreement) applicable to such Shares.

Until the Expiration Time applicable to the Shares, this Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest sufficient in law to support an irrevocable proxy, is granted pursuant to the terms of the Voting Agreement, and is granted in consideration of the Company entering into that certain Share Exchange Agreement, dated as of April 5, 2012, by and among Digital HKCo’s Shareholder; the Company; Digital Entertainment International Ltd.; Beijing Dingtai Guanqun Culture Co., Ltd.; Beijing FAB Culture Co., Ltd.; and Beijing FAB Digital Entertainment Products Co., Ltd.

The proxies named above, and each of them, are hereby authorized and empowered by Digital HKCo’s Shareholder, at any time prior to the Expiration Time applicable to the Shares, to act as Digital HKCo’s Shareholder’s proxy to vote the Shares, and to exercise all voting and other rights of Digital HKCo’s Shareholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to applicable provisions of the Colorado Statutes), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting.

All authority herein conferred shall survive the death or incapacity of Digital HKCo’s Shareholder and any obligation of Digital HKCo’s Shareholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of Digital HKCo’s Shareholder.

[SIGNATURE PAGE FOLLOWS]

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This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable. This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of the Company. This Irrevocable Proxy shall terminate in full, and be of no further force and effect, automatically at the Final Expiration Time as defined in Section 1(b) of the Voting Agreement, and may terminate in part with respect to certain Shares at the Expiration Time or Expiration Times set forth in the Voting Agreement.

Dated:

Universal Entertainment Group Limited

(Signature of Digital HKCo’s Shareholder)

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Exhibit B

Certificate of Designations of Convertible Preferred Stock

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 7-106-102 OF THE

COLORADO CORPORATIONS AND ASSOCIATIONS ACT

        The undersigned, Christopher J. Spencer, does hereby certify that:

                1. He is the President of Wizzard Software Corporation, a Colorado corporation (the “Corporation” or the “Company”).

                2. The Corporation is authorized to issue ten million (10,000,000) shares of preferred stock, of which 10,125 shares, designated as Series A 7% Convertible Preferred Stock , have been authorized (the “Series A Preferred Stock”), 7,500 shares of such Series A Preferred Stock have previously been issued, and no shares of such Series A Preferred Stock are currently issued and outstanding.

                3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

        All capitalized terms used herein but not defined herein shall have the meaning ascribed to such terms in the Share Exchange Agreement (as hereinafter defined).

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of ten million (10,000,000) shares, $0.001 par value per share, issuable from time to time in one or more series;

        WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them;

WHEREAS, the terms of that certain Share Exchange Agreement, dated as of April 5, 2012, to which the Corporation is a party (the “Share Exchange Agreement”), provide for the Corporation to issue shares of a series of convertible preferred stock  to Digital HKco’s Shareholder at the Closing thereof, as defined in the Share Exchange Agreement;

        WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to 290 shares of the preferred stock which the Corporation has the authority to issue, as follows:

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        NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1

Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series B Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 290 shares. Each share of Preferred Stock shall have a par value of $0.001 per share.

Section 2

Dividends.  The Preferred Stock shall not be entitled to receive any dividend of any kind or nature.

Section 3

Voting Rights. The Preferred Stock shall have no voting rights.

Section 4

Liquidation. The Holder of any share of Preferred Stock (the “Holder”) shall not be entitled to receive out of the assets, whether capital or surplus, of the Corporation any amount whatsoever upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

Section 5

(a)

Conversion. Subject to achievement of the Corporate  Governance Objectives and the Revenue Objectives as defined in Sections 5(b)(i) and 5(b)(ii), respectively, at the option of the Holder thereof, the Preferred Stock will be converted into the Company’s Common Stock in three (3) tranches according to the schedule set forth in Section 5(b).   [Certain information regarding the definitive number of shares of Common Stock issuable upon conversion to be inserted at time of Closing of Share Exchange Agreement and filing of Certificate of Designation.]

[When each tranche is converted into the Company’s Common Stock , it will bring the overall equity position in the Company of the recipients of Common Stock and Preferred Stock as Consideration pursuant to the Share Exchange Agreement, on a fully diluted basis as of the date of the Closing, to 70%, 74% and 78% , respectively and immediately after each of the conversions.  For example: if the fully diluted common stock of the Corporation at

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the Closing of the Share Exchange Agreement were 9,000,000 shares, then:  (i) the first tranche with two hundred and ten (210) shares of Preferred Stock referred to in Section 5(b)(iii)(a) below would be convertible into 12,348,000 shares of Common Stock upon compliance with the applicable Objectives as defined in Section 5(b) below; (ii) the second tranche with forty (40) shares of Preferred Stock referred to in Section 5(b)(iii)(b) below would be convertible into 4,628,000 shares of Common Stock upon compliance with the applicable Objectives; and (iii) the third tranche with  forty (40) shares of Preferred Stock referred to in Section 5(b)(iii)(c) below would be convertible into 6,280,000 shares of Common Stock upon compliance with the applicable Objectives. Upon attainment of each and every Objective and conversion of all Preferred Stock, the Holders would have a collective 78% ownership of the total number of shares of the Corporation’s Common Stock issued and outstanding as of the date of the Closing of the Share Exchange Agreement on a fully diluted basis, giving effect to the conversion of all of the Preferred Stock. The accurate number of shares of Common Stock issuable upon conversion of each tranche of Preferred Stock will be determined at the Closing based on the total issued and outstanding shares and fully dilution of presumed conversions in the future.]

Shares of Preferred Stock upon being converted into Common Stock in accordance with the terms hereof shall be canceled and shall not be reissued.

(b)

Preconditions to Conversion.  No share of Preferred Stock shall be convertible into shares of Common Stock unless and until the Corporate Governance Objectives and/or Revenue Objectives (collectively, the “Objectives”) applicable to such share of Preferred Stock have been met.

(i)

Corporate Governance Objectives.  For purposes of this Certificate of Designation, the Corporate Governance Objectives (the “Corporate Governance Objectives”) shall be defined as follows:

1.

timely completion with respect to the conversion of all financial statements of Digital Entertainment International Ltd., a company incorporated under the laws of the Hong Kong Special Administrative Region; Beijing Dingtai Guanqun Culture Co., Ltd., a company incorporated under the law of the People’s Republic of China; Beijing FAB Culture Co., Ltd., a company incorporated under the law of the People’s Republic of China; and Beijing FAB Digital Entertainment Products Co., Ltd., a company organized under the law of the People’s Republic of China ( together, the “FAB Companies”) into English and denomination of all financial statements of the FAB Companies in US Dollars by the 20th day of the month following the end of each of the Company’s reporting quarters, which shall be presented to the Board of Directors for review and approval ;

2.

the complete implementation of all applicable requirements of the Sarbanes Oxley Act of 2002 (“Sarbanes Oxley”), by the FAB Companies within four quarters after the initial issuance of the Preferred Stock ;

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3.

consistent, on-going maintenance, testing and documentation of controls and procedures, completed quarterly, with a compliance notice provided to the Board of Directors of the Company by the 30th day of the month following the close of a reporting quarter of the Company;

4.

written agreement by the Chief Financial Officer of the FAB Companies of his agreement to “sign-off” on Sarbanes Oxley Certifications filed with the SEC in each quarterly report and annual report, which shall be provided to the Board of Directors by the 30th of the month following the close of each reporting quarter and fiscal year of the Company;

5.

written certification by the Chief Executive Officer and Chief Financial Officer of the FAB Companies of compliance with Foreign Corruption Practices Act, which shall be provided to the Board of Directors by the 30th day of the month following the close of each reporting quarter and fiscal year of the Company;

6.

written certification by the Chief Financial Officer of the FAB Companies of compliance with all laws, principles, codes and procedures along with complete financial transparency and information disclosure in compliance with best practices determined by the Board of Directors of the Company, which shall be provided to the Board of Directors of the Company by the 30th day of the month following the close of each reporting quarter and each fiscal year of the Company; and

7.

ongoing compliance with all aspects of the Foreign Corrupt Practices Act (“FCPA”), including but not limited to, hold and document monthly training sessions by the management of the FAB Companies and sign-off by the Chief Executive Officer and the Chief Financial Officer of the FAB Companies on compliance with all aspects of FCPA.

(ii)

Revenue Objectives.    For purposes of this Certificate of Designations, the Revenue Objectives (the “Revenue Objectives”) shall be defined as the achievement by the FAB Companies of the following financial performance targets for the periods indicated :

	Fiscal Year	Sales Revenues	Net Income
Tranche 1	2011	US $60,000,000	US $12,000,000
Tranche 2	2012	US $70,000,000	US $14,000,000

The achievement of such Revenue Objectives for the periods indicated shall be determined in good faith based upon the audited financial statements   audited by a qualified independent public accountant engaged by the Board of Directors in accordance with the standards of the PCAOB then in effect.

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(iii)

Conversion Events.

(a)

Upon the successful completion of all the Corporate Governance Objectives set forth in Section 5(b)(i) above for the four (4) consecutive and complete reporting quarters of the Corporation immediately after the Closing of the Share Exchange Agreement, the Holder or Holders will have the right to convert the first tranche of two hundred ten (210) shares of Preferred Stock into Common Stock in the manner set forth in Section 5(c) of this Certificate of Designation.

(b)

Upon  the successful completion of (a) all the Corporate Governance Objectives set forth in Section 5(b)(i) above for the four (4) consecutive and complete reporting quarters immediately after the Closing of the Share Exchange Agreement, and (b) the Revenue Objectives for the fiscal year of 2011, the Holder or Holders will have the right to convert the second tranche of forty (40) shares  of Preferred Stock into the Company’s common stock in the manner set forth in Section 5(c) of this Certificate of Designations.

(c)

Upon the successful completion of (a) all the Corporate Governance Objectives set forth in 5(b)(i) above for the six (6) consecutive and complete reporting quarters immediately after the Closing of the Share Exchange Agreement, and (b) the Revenue Objectives for the fiscal year of 2012, the Holder or Holders will have the right to convert the third tranche of forty (40) shares of Preferred Stock  into the Company’s common stock in the manner set forth in Section 5(c) of this Certificate of Designations.

(c)

Mechanics of Conversion.

(i)

Notice of Conversion.   From and after the occurrence of any Conversion Event identified in Section 5(b)(iii) above, the Preferred Stock to which such Conversion Event relates may be converted in full by the Holder by delivery to the Corporation of an original or facsimile copy of the Notice of Conversion attached as Annex A hereto, duly executed by such Holder (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. To effect conversions of shares of Preferred Stock, the Holder shall not be required to surrender the instrument representing such shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the instrument representing such shares of Preferred Stock promptly following the Conversion Date at issue.

(ii)

Delivery of Certificate Upon Conversion. Not later than five (5) business days after each Conversion Date, the Corporation shall deliver, or cause to be delivered, to the

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converting Holder a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock.

(iii)

Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions in the Share Exchange Agreement) be issuable upon the conversion of all outstanding shares of Preferred Stock hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.  The number of shares of Common Stock issuable upon conversion of the Preferred Stock shall be appropriately adjusted in the event that the Corporation , at any time while this Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of this Preferred Stock); (B) subdivides outstanding shares of Common Stock into a larger number of shares; or (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares.

(iv)

Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to upon such conversion, the Corporation shall round up to the next whole share.

(v)

Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of the Preferred Stock shall be made without charge to the Corporation for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates.

Section 6

Cancellation.

In the event that the Corporate Governance Objective and/or the Revenue Objective applicable to a given share of Preferred Stock has not been met by the deadline applicable to such Objective(s) as specified in Section 5(b)(iii) above, such share of Preferred Stock in the corresponding tranche or tranches shall immediately and automatically be cancelled on the books and records of the Corporation, without the requirement of delivery of the instrument therefor, and without the necessity for the Corporation to post any bond or take any other action whatsoever with respect to such cancellation.

Section 7

(a)

Notices.  Any and all notices or other communications or deliveries to be provided by a Holder hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight

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courier service, addressed to the Corporation, at 5001 Baum Blvd., Suite 770, Pittsburgh, PA  15213, facsimile number 412-621-2625, Attention: Christopher J. Spencer, or such other facsimile number or address as the Corporation may specify for such purposes by notice to Holders delivered in accordance with this Section 7.  Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by an internationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 7 prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 7 between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second business day following the date of mailing, if sent by internationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Both the Corporation and , by its acceptance of Preferred Stock, any Holder agree that all legal proceedings concerning the interpretation and enforcement of the terms of this Certificate of Designation of shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  The Corporation and , by its acceptance of Preferred Stock, any Holder irrevocably submit to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  The Corporation and , by its acceptance of Preferred Stock, any Holder irrevocably waive personal service of process and consent to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agree that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Corporation , by its acceptance of Preferred Stock, any Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation. If either party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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(c)

Waiver.  Any waiver by the Corporation or any Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation.  The failure of the Corporation or any Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or any Holder must be in writing.

(d)

Severability.  If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

(e)

Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

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RESOLVED, FURTHER, that the President of the Corporation be and he hereby is authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Colorado law.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of ____________, 2012.

_____________________________ Name: Christopher J. Spencer Title: President

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ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of  Series B Convertible Preferred Stock indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of Wizzard Software Corporation, a Colorado corporation (the “Corporation ”), according to the conditions hereof, as of the date written below.

Conversion calculations:

Date to effect conversion: _____________________________________________
Number of shares of Preferred Stock owned prior to conversion: ______________
Number of shares of Preferred Stock to be converted: ______________________
Number of shares of Common Stock issued and outstanding immediately prior to conversion: ___________________________
Number of shares of Common Stock to be issued: ___________________________
Number of shares of Preferred Stock subsequent to conversion: ________________
Address for delivery: ______________________

[HOLDER] By:___________________________________ Name: Title:

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Exhibit C

Chart of Share Distribution – To be furnished prior to Closing

New Shareholders	Number of Initial COMPANY Shares at the Closing	Number of Convertible Preferred Shares	Percentage at the Closing
Digital HKco’s Shareholder

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Exhibit D Disclosure Schedules – To be furnished as provided in Section 8.10

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Exhibit E  Lock-up Agreement

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is dated as of ________, 2012 by and among Universal Entertainment Group Limited, a company incorporated under the law of the British Virgin Islands, with its registered office at P.O. Box 3321, Drake Chambers, Road Town, Tortola (“Digital HKco’s Shareholder”), and Wizzard Software Corporation, a Colorado corporation (the “Company”).

WHEREAS, Digital HKco’s Shareholder owns 100% of the issued and outstanding shares of capital stock (the “Digital HKco Shares”) of Digital Entertainment International Ltd., a company incorporated under the law of the Hong Kong Special Administrative Region (“Digital HKco”), free and clear of any Liens;

WHEREAS, the Company wishes to acquire, and Digital HKco’s Shareholder wishes to sell, all of the Digital HKco Shares in accordance with and subject to the terms and conditions of that certain Share Exchange Agreement dated as of April 5, 2012, by and among Digital HKco’s Shareholder; Digital HKco; Beijing Dingtai Guanqun Culture Co., Ltd.; Beijing FAB Culture Co., Ltd.; and Beijing FAB Digital Entertainment Products Co., Ltd. (the “Share Exchange Agreement”) (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Share Exchange Agreement);

WHEREAS, in partial consideration for the purchase of the Digital HKco Shares under the Share Exchange Agreement, the Company shall issue to Digital HKco’s Shareholder at Closing (as defined in Section 2.2 of the Share Exchange Agreement) such number of shares of the Company’s common stock, par value one mill ($0.001) per share, as constitutes forty-nine percent (49%) of the Company’s issued and outstanding common stock on a fully diluted basis immediately following the Closing after issuance of such shares (the “Initial Company  Shares,” as defined in Section 2.3(a) of the Share Exchange Agreement);

WHEREAS, in partial consideration for the purchase of the Digital HKco Shares under the Share Exchange Agreement, the Company shall also issue to Digital HKco’s Shareholder at Closing a certain number of shares of the Company’s Series B Convertible Preferred Stock, which shares shall give Digital HKco’s Shareholder the right to convert into the Company’s common stock and increase Digital HKco’s Shareholder’s equity position in the Company  to 78% on a fully diluted basis as of the date of the Closing,  upon attainment of certain milestones  in the next 12 to 18 months in accordance with the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock attached as Exhibit B to the Share Exchange Agreement (the “Convertible Preferred Shares”, as defined in Section 2.3(b) of the Share Exchange Agreement); and

WHEREAS, in order to enter into the Share Exchange Agreement, the Company and Digital HKco’s Shareholder have agreed to define fifty percent (50%) of the Initial Company Shares as the “Lock-up Shares”, and Digital HKco’s Shareholder agrees not to sell any of the Lock-up Shares except in accordance with the terms and conditions set forth herein (at the Closing, Digital HKco’s Shareholder will provide a specific list of beneficiaries’ names and respective number of shares which are subject to the Lock-up);

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

1. Restriction on Transfer; Term.

(a) Digital HKco’s Shareholder hereby agrees not to offer, sell, contract to sell, assign, transfer, hypothecate, gift, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, directly or indirectly) (each, a “Transfer”), any of the Lock-Up Shares until a date that is twelve (12) months following the date of the Closing of the Share Exchange Agreement (the “Lock-Up Period”).

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(b)   It is the intention of the parties hereto that this Lock-up Agreement shall create a first lien on the Lock-up Shares for the term of the Lock-Up Period to secure the indemnification obligations of Digital HKCo’s Shareholder under Article XI of the Share Exchange Agreement, which lien on the Lock-up Shares shall be enforceable in accordance with the New York Uniform Commercial Code in the event of any Claim under such Article XI.  The provisions of Section 1(a) notwithstanding, such lien shall not be released during the pendency of any such Claim asserted by a third party unrelated to the Company prior to the end of the Lock-Up Period to the extent of the amount of such Claim, but shall otherwise be released at the end of the Lock-Up Period.  The provisions of this Section 1(b) shall not be exclusive of any other remedies that the Company may have under the terms of the Share Exchange Agreement.

(c)  Notwithstanding the foregoing, Digital HKco’s Shareholder may transfer Shares without the prior consent of the Company in connection with (a) transfers of Lock-up Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member, (b) transfers of Lock-up Shares to a charity or educational institution, (c) transfers of Lock-up Shares to any shareholder, partner or member of, or owner of similar equity interests in, Digital HKco’s Shareholder, and (d) transfers of Lock-up Shares to any corporation, partnership, limited liability company or other business entity controlled by or under common control with Digital HKco’s Shareholder, provided, in each case, that such transfer is not for value and does not violate the Securities Act of 1933, as amended, or applicable Chinese securities laws rules and regulations and further provided  that prior to any transfer of Lock-up Shares under this Section 1(c), the transferee of such Lock-up Shares shall first have executed a Lock-up Agreement on the same terms and conditions as set forth in this Agreement and shall have forwarded such executed Lock-up Agreement to the Company no later than five (5) business days prior to such transfer.

2. Ownership.  During the Lock-Up Period, Digital HKco’s Shareholder shall retain all rights of ownership in all Lock-Up Shares except as otherwise provided in this Agreement, the Share Exchange Agreement, or the Voting Agreement as defined therein.

3. Company and Transfer Agent; Legends.

(a)  The Company is hereby authorized and required to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized and required to decline to make any transfer of the Lock-up Shares if such transfer would constitute a violation or breach of this Agreement and/or the Share Exchange Agreement.

(b)  The following legend describing this Agreement shall be imprinted on each stock certificate representing Lock-up Shares, in addition to the usual and customary restrictive legend relating to “restricted” shares, and the transfer records of the Company’s transfer agent shall reflect such restrictions:

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF A LOCK-UP AGREEMENT AND A SHARE EXCHANGE AGREEMENT WITH THE ISSUER.  THESE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, GIFTED OR OTHERWISE DISPOSED OF OTHER THAN IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENTS, AND ANY ATTEMPT TO DO SO SHALL BE VOID.  THESE SHARES ARE ALSO THE SUBJECT OF A LIQUIDATED DAMAGES CLAUSE OF THE SHARE EXCHANGE AGREEMENT, WHICH PROVIDES THAT, IN THE EVENT OF ANY UNCURED   MATERIAL BREACH THEREOF, THE SHARES REPRESENTED HEREBY SHALL BE IMMEDIATELY AND AUTOMATICALLY FORFEITED AND CANCELLED ON THE BOOKS AND RECORDS OF THE ISSUER, WITHOUT THE REQUIREMENT FOR DELIVERY OF THIS INSTRUMENT AND WITHOUT THE REQUIREMENT FOR THE ISSUER TO POST ANY BOND OR TAKE ANY FURTHER ACTION WHATSOEVER.

(c)  At the end of the Lock-up Period, the Company shall promptly coordinate with its transfer agent to replace the Lock-up stock certificates with new ones eliminating the above Legends upon request of Digital HKCo’s Shareholder.

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4. Notices.  All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iii) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:

Wizzard Software Corporation

5001 Baum Blvd.

Suite 770

Pittsburgh, PA  15213

Attention: John Busshaus

Telephone No.: (412) 621-0902

Facsimile No.: (412) 621-2625

with copies (which copies shall not constitute notice to the Company) to:

Branden T. Burningham, Esq.

Burningham & Burningham

455 East 500 South

Suite 205

Salt Lake City, UT  84111

Tel. No.: (801) 363-7411

Fax No.: (801) 355-7126

If to Digital HKco’s Shareholder:

Address: 21 Fl., Wan-Shang Building

Shijingshan District, Beijing, China

Attn:  Bob (Zhong Bing-Bin)

Telephone: 100186-135-8190-0771

Fax: 01186-1066032873

or to such other address for either party as such party may specify by notice given to the other party in accordance with this Section 4.

5. Amendment.  This Agreement may not be modified, changed, supplemented, amended or terminated, nor may any obligations hereunder be waived, except by written instrument signed by each of the parties hereto.

6. Entire Agreement.  This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter.

7. Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in

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the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

8. Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 4.

9. Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

10. Binding Effect; Assignment.  This Agreement and the rights and obligations hereunder may not be assigned by Digital HKco’s Shareholder without the prior written consent of the Company, except in connection with a transfer of Lock-up Shares pursuant to Section 1(c). This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11. Headings.  The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

12. Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

iv

[SIGNATURE PAGE TO LOCK-UP AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

WIZZARD SOFTWARE CORPORATION By: _______________ Name: Christopher Spencer Title: President and Chief Executive Officer
DIGITAL HKCO’S SHAREHOLDER:
Universal Entertainment Group Limited By: Name: Title:

v

Exhibit F  Restructuring Plan

RESTRUCTURING PLAN

The specific actions to be undertaken in connection with the Restructuring shall be as follows:

A.

Matters to be Completed Prior to the Closing

The completion of each of the following matters shall be a condition precedent to the COMPANY’s obligations on the Closing:

1.

SAFE Circular 75 Initial Registration

Prior to the Closing, Mr. Zhang shall submit its initial registrations under the SAFE Circular 75 and provide the submission evidence.

2.

Transfer of Intellectual Property

Prior to the Closing, Mr. Zhang and its Affiliates (if any) shall submit applications for the transfer of all their Intellectual Property relating to the Business to the PRC Entities.

3.

Appointment of Directors and Amendment of Articles of Association of FAB Companies

The directors designated by the COMPANY shall have been appointed as members of board of directors of each of the FAB Companies.

Articles of association of each of the FAB Companies should be amended to provide that certain substantial matters can only be passed with consents of directors designated by the COMPANY, the contents of such amendment to be reasonably satisfactory the COMPANY.

4.

Share Pledge Registration

The pledge of the equity interest in the VIE Entities pursuant to the amended VIE Contracts shall have been duly submitted to the competent Authorities for registration.

B.

Matters to be Completed After the Closing

5.

Change of SAFE Circular 75 Registration

vi

The Company (and/or any other FAB Parties, as the case may be) shall, as promptly as practicable after the Closing (and in no event later than 90 days after such Closing), to the reasonable satisfaction of the COMPANY, take all requisite action to urge Mr. Zhang to apply for any necessary amendment to the filing and registration pursuant to the SAFE Circular 75 with respect to the consummation of the transactions on such Closing as contemplated by the Share Exchange Agreement.

6.

Business Operation Licenses

Within six months after the Closing Date, the FAB Parties, when applicable, shall have obtained all Licenses required to conduct the Business under the applicable Laws in the PRC.

vii

i

Exhibit G-1 and G-2  Legal Opinions – Subject to insertion and finalization

i

Exhibit H  Amended VIE Contracts – Subject to insertion and finalization

i

Exhibit I  Labor Contract, Non- compete, Confidentiality and Proprietary Information Agreements – Subject to insertion and finalization

i

Exhibit J  Matters Requiring Approval of Board of Directors of the COMPANY

(a)

increase, reduce or cancel the authorized or issued share capital of the Company and/or any Subsidiary or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future;

(b)

make any alteration or amendment to the articles of association of the Company or any of its Subsidiaries;

(c)

take any action that authorizes, creates or issues shares of any class having preferences superior to or on a parity with the Series A Shares;

(d)

take any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series A Shares;

(e)

cease to conduct or carry on the Business substantially as now conducted or, in the case of a Subsidiary, as conducted at the time it became a Subsidiary of the Company or change any part of its business activities;

(f)

sell or dispose of the whole or a substantial part of the undertaking, goodwill or the assets of the Company and/or any of its Subsidiaries;

(g)

make any distribution of profits amongst the shareholders by way of dividends (interim and final), capitalization of capital reserves or otherwise;

(h)

acquire any investment or incur any commitment (other than as approved in the annual budget) in excess of US$50,000 at any time in respect of any one transaction or in excess of US$200,000 at any time in related party transactions in any financial year of the Company and/or any of its Subsidiaries;

(i)

borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of Business;

(j)

create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance or other security) on all or any of the undertaking, assets or rights of the Company and/or any of its Subsidiaries except for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of Business;

(k)

make any advances or other credits involving more than US$5,000 in a single transaction or more than US$10,000 in the aggregate in any fiscal year to any person, or guarantee, indemnity, act as surety for, other otherwise secure or accept or assume any direct or indirect liability for the liabilities of or obligations of any person except as security for facilities or loans granted to the Company and any of its Subsidiaries;

(l)

enter into any joint-venture agreements or the formation of any Subsidiaries

(m)

acquire any share capital or other securities of any body corporate or the establishment of any brands in the Business;

(n)

settle or alter the terms of any bonus (other than as approved in the annual budget) or profit sharing scheme or any employee share option or share participation schemes;

(o)

amend the accounting policies previously adopted or change the financial year of the Company and/ or its Subsidiaries;

(p)

appoint or change the auditors of the Company and/or any of its Subsidiary;

(q)

sell, transfer, license, charge, encumber or otherwise dispose of Intellectual Property owned by the Company and/or any of its Subsidiaries;

(r)

pass any resolution for the winding up of the Company and /or any of its Subsidiaries or undertake any merger, reconstruction or liquidation exercise concerning the Company and/or any of its Subsidiaries or apply for the appointment of a receiver, manager or judicial manager;

(s)

approve or make adjustments or modifications to terms of transactions involving the interest of any director or shareholder of the Company and/or its Subsidiaries, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder of the Company and/or its Subsidiaries;

(t)

dispose or dilute the Company’s interest, directly or indirectly, in any of its Subsidiaries;

(u)

approve any transfer of shares in the Company or any of its Subsidiaries;

(v)

change the size of the board of directors of the Company or any of its Subsidiaries; and

(w)

enter into, alter or amend otherwise modify any terms of any financing or lending agreements or arrangements to which the Company and/or any of its Subsidiaries is a party.